UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to Section 240.14a-12

PATHEON INC.
(Name of Registrant as Specified in its Charter)

N/A
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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February 13, 2012

Dear Shareholder:

You are invited to attend the Annual and Special Meeting of Shareholders to be held at The Fairmont Royal York Hotel, 100 Front Street West, Toronto, Ontario, Canada M5J 1E3 (“The Library Room”) at 10:30 a.m. (EDT) on Thursday, March 22, 2012.

In addition to the annual business (receiving the audited consolidated financial statements for the fiscal year ended October 31, 2011, electing the directors and appointing the auditors), there are the following matters of special business to be considered and, if thought appropriate, approved at the meeting: holding an advisory (non-binding) vote on executive compensation and holding an advisory (non-binding) vote on the frequency of future advisory (non-binding) shareholder votes on executive compensation.

We look forward to your attendance at the meeting. Registered shareholders who are unable to attend the meeting in person are requested to complete, date and sign the enclosed form of proxy as soon as possible and return it using any of the methods available. You may also vote using one of the other methods described in further detail in the enclosed Proxy Statement and Information Circular. Non-registered shareholders who receive these materials through their broker or other intermediary should follow the instructions provided by their broker or intermediary.

For shareholders who are unable to attend the meeting, we invite you to listen to the simultaneous webcast of the meeting that will be available on our website at www.patheon.com. A recording of the webcast will also be available on our website following the meeting.

Yours truly,

Paul S. Levy
Chairman of the Board of Directors

NOTICE OF 2012 ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

TAKE NOTICE that the Annual and Special Meeting of Shareholders of Patheon Inc. (“Patheon”) will be held at The Fairmont Royal York Hotel, 100 Front Street West, Toronto, Ontario, Canada M5J 1E3 (“The Library Room”) at 10:30 a.m. (EDT) on Thursday, March 22, 2012 to:

a)	receive Patheon’s consolidated financial statements for the year ended October 31, 2011, together with the report of the auditors thereon;

b)	elect nine directors;

c)	appoint the auditors and authorize the directors to fix their remuneration;

d)	hold an advisory (non-binding) vote to approve executive compensation;

e)	hold an advisory (non-binding) vote on the frequency of future advisory (non-binding) shareholder votes on executive compensation; and

f)	transact such other business as may properly come before the meeting.

Registered shareholders who are unable to attend the meeting in person are requested to complete, date and sign the enclosed form of proxy and return it in the envelope provided for your convenience. You may also be able to vote using one of the other methods described in further detail in the Proxy Statement and Information Circular (the “Proxy Statement”). Non-registered shareholders who receive these materials through their broker or other intermediary should follow the instructions provided by their broker or intermediary. For your vote by proxy to be recorded, it must be received by Computershare Investor Services Inc., at 100 University Avenue, 9th Floor, Toronto, Ontario, Canada M5J 2Y1, no later than 10:30 a.m. (EDT) on Tuesday, March 20, 2012, or, if the meeting is adjourned, at least 48 hours (excluding Saturdays, Sundays and holidays) before any adjourned meeting is reconvened.

Shareholders as at the close of business on February 16, 2012 will be entitled to vote at the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual and Special Meeting of Shareholders to Be Held on March 22, 2012: the Proxy Statement and Annual Report to Shareholders are available at www.envisionreports.com/Patheon2012.

By order of the Board of Directors,

Michael E. Lytton
Executive Vice President, Corporate Development and Strategy and General Counsel

February 13, 2012

PROXY STATEMENT AND INFORMATION CIRCULAR

This Proxy Statement and Information Circular (“Proxy Statement”) is provided in connection with the solicitation by the management and board of directors (the “Board”) of Patheon Inc. (“Patheon” or the “Company”) of proxies to be used at the annual and special meeting of shareholders of Patheon (the “Meeting”), to be held at 10:30 a.m. (EDT) on Thursday, March 22, 2012 at The Fairmont Royal York Hotel, 100 Front Street West, Toronto, Ontario, Canada M5J 1E3 (“The Library Room”), and at any adjournment(s) or postponement(s) thereof, to transact the business set out in the accompanying Notice of Meeting.

This solicitation is made by our management and Board. It is expected that the solicitation will be primarily by mail but proxies may also be solicited personally or by telephone by Patheon’s officers and directors (who will not receive additional remuneration for this service). Patheon may also retain, and pay a fee to, one or more proxy solicitation firms to solicit proxies from shareholders in favour of the matters set forth in the Notice of Meeting. However, as of the date hereof, no such contract or arrangement has been entered into with any person. Patheon may pay brokers or other persons holding restricted voting shares in their own names, or in the names of nominees, for their reasonable expenses for sending proxies and the Proxy Statement to beneficial owners of restricted voting shares and obtaining proxies therefor. The total cost of the solicitation will be borne directly by Patheon. The Proxy Statement and the form of proxy will be first sent to shareholders on or about February 27, 2012.

All information in this Proxy Statement is as of February 13, 2012, unless otherwise indicated. All currency references are in U.S. dollars, unless otherwise indicated.

PROXY INSTRUCTIONS

A brief summary of the voting process is set out below to address the following questions:

Who can vote?

How to vote?

Different rules apply to registered shareholders and non-registered shareholders. You are a non-registered shareholder if your shares are registered in the name of an intermediary (such as a broker, securities dealer, trust company or a bank).

Who Can Vote?

Registered Shareholders

Registered holders of Patheon’s restricted voting shares or Class I Preferred Shares, Series D (the “Special Voting Preferred Shares”) as at the close of business on February 16, 2012 will be entitled to vote at the Meeting. Please see “Voting Securities and Principal Shareholders” below for further information.

Non-Registered Shareholders

If you are a non-registered shareholder, you should receive a package from your intermediary containing either (i) a voting instruction form that must be completed and signed by the non-registered holder in accordance with the directions on the voting instruction form; or (ii) a form of proxy which may be signed by the intermediary and specifies the number of restricted voting shares beneficially owned by you, but is otherwise incomplete.

If you are a non-registered shareholder and have not received such a package, please contact your intermediary.

How to Vote?

Registered Shareholders

Voting In Person

If you are a registered shareholder you have the right to attend and vote in person at the Meeting. Please register your attendance with the scrutineer, Computershare Investor Services Inc., upon arrival at the Meeting.

Voting By Proxy

If you are a registered shareholder and are unable to be present at the Meeting in person, you can vote by using the form of proxy to appoint someone else to vote for you as your proxyholder. You can choose any individual or company you want to be your proxyholder, including any individual or company who is not a shareholder, by inserting that person’s name in the blank space provided in the enclosed form of proxy or by completing another form of proxy. If you leave the space in your enclosed form of proxy blank, the persons designated in the form, who are directors or officers of Patheon, are appointed to act as your proxyholder.

If you specify on the enclosed form of proxy how you want your shares to be voted on a particular matter, then your proxyholder must vote your shares accordingly.

If you appoint the persons designated in the enclosed form of proxy as your proxyholders, but you do not specify how to vote on a particular matter, then your shares will be voted at the Meeting as follows:

•	FOR the election as directors of the nominees whose names are set out in this Proxy Statement;

•	FOR the appointment of Ernst & Young LLP as auditors of Patheon and authorizing the directors to fix their remuneration;

•	FOR approval of the resolution regarding the advisory (non-binding) vote on executive compensation; and

•	FOR a vote for “three years” (as opposed to one year or two years) for the frequency of future advisory (non-binding) shareholder votes on executive compensation.

If amendments are proposed to these matters, or if any other matters are properly brought before the Meeting, your proxyholder will vote in accordance with his or her judgment, pursuant to the discretionary authority conferred by the form of proxy with respect to such matters. As of the date of this Proxy Statement, Patheon’s management is not aware of any such amendments or other matters to come before the Meeting.

Votes Required For Approval

The representation in person or by proxy of persons not less than two in number who hold at least ten percent of the total number of the issued shares of the Company entitled to vote at the meeting is necessary to establish a quorum for the transaction of business. With respect to transaction of business for which the class or series of shares entitled to vote has only one shareholder, that shareholder’s presence in person or by proxy constitutes a quorum for such meeting. If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

With respect to matters other than the election of directors, a simple majority of votes cast at the Meeting, whether in person, by proxy or otherwise, FOR a particular resolution, will constitute approval of any proposal submitted to a vote, except with respect to the advisory vote on the frequency of the advisory vote on executive compensation, where our Board will consider the option that receives the highest number of votes to be the recommendation of the shareholders.

Each holder of restricted voting shares is entitled to one vote for each share held. Each holder of Special Voting Preferred Shares is entitled to one vote for each share to elect up to three directors of Patheon, but is not entitled to vote in respect of any other matters to be considered at the Meeting. Only votes “FOR” or “AGAINST” a matter will be counted towards determining the majority of votes cast on such matter. “WITHHOLD” or “ABSTAIN” selections will not be counted for determining whether there is the required majority of votes cast with respect to a particular matter.

Unless the shareholder specifies in the form of proxy that the restricted voting shares represented by such proxy are to be withheld from voting for one or more director nominees, the persons named in the enclosed form of proxy intend to vote FOR such matters, as set forth in more detail below. Unless the shareholder specifies in the form of proxy that the restricted voting shares represented by such proxy are to be voted AGAINST the appointment of the auditors or the resolution on executive compensation or abstains from voting, the persons named in the enclosed form of proxy intend to vote FOR such matters. Unless the shareholder specifies in the form of proxy that the restricted voting shares represented by such proxy are to be voted in favour of holding the advisory vote every ONE or TWO years, or abstains from voting, the persons named in the enclosed form of proxy intend to vote for such advisory vote to be held every THREE years.

For the election of directors by holders of restricted voting shares, provided that the number of nominees is equal to the number of directors required to be elected (six), the chairperson may declare that the persons so nominated are elected by acclamation. If the number of nominees is greater than the number of directors required to be elected, a vote will be conducted by ballot of the holders of Patheon’s restricted voting shares represented in person or by proxy at the Meeting. Each shareholder or proxyholder entitled to vote at the Meeting shall be entitled to one vote per share held. The six nominees receiving the greatest number of votes, as determined by the scrutineers, will be elected as directors. “WITHHOLD” selections will not be considered in determining which nominees have received the greatest number of votes.

For the election of directors by holders of the Special Voting Preferred Shares, provided that the number of nominees is equal to the number of directors required to be elected (three), the chairperson may declare that the persons so nominated are elected by acclamation. If the number of nominees is greater than the number of directors required to be elected, a vote will be conducted by ballot of the holders of the Special Voting Preferred Shares represented in person or by proxy at the Meeting. Only holders of the Special Voting Preferred Shares are entitled to nominate directors to be elected by this class of shareholders. The three nominees receiving the greatest number of votes, as determined by the scrutineers, will be elected as directors. “WITHHOLD” selections will not be considered in determining which nominees have received the greatest number of votes.

If a registered shareholder does not vote by proxy or in person or by any other permitted fashion, no votes will be cast on behalf of such shareholder on any of the items of business at the Meeting. If a non-registered shareholder does not instruct its bank, broker or intermediary how to vote in the election of directors, appointment of auditors, on the advisory (non-binding) vote on executive compensation or on the advisory (non-binding) vote on the frequency of the advisory vote on executive compensation, no votes will be cast on behalf of such shareholder with respect to such proposal for which no instructions are given (a “broker non-vote”).

If you are a holder of restricted voting shares and are unable to attend the Meeting, please exercise your right to vote by (a) completing, signing, dating and returning the enclosed form of proxy in the envelope provided for your convenience to Computershare Investor Services Inc., Patheon’s registrar and transfer agent, at 100 University Avenue, 9th Floor, Toronto, Ontario, Canada, M5J 2Y1; (b) by telephone, toll free, 24 hours a day, 7 days a week at 1-866-732-VOTE (8683); OR (c) using the Internet by going to www.investorvote.com. For your vote by proxy to be recorded, it must be received by Computershare Investor Services Inc. by one of the available methods described no later than 10:30 a.m. (EDT) on Tuesday, March 20, 2012, or, if the Meeting is adjourned, at least 48 hours (excluding Saturdays, Sundays and holidays) before any adjourned Meeting is reconvened.

If you are a holder of the Special Voting Preferred Shares and are unable to attend the Meeting, please exercise your right to vote by completing, signing, dating and returning the enclosed form of proxy in the envelope provided for your convenience to Patheon Inc., Attention: Corporate Secretary, 2100 Syntex Court, Mississauga, Ontario L5N 7K9. For your vote by proxy to be recorded, it must be received by Patheon Inc. no later than Tuesday, March 20, 2012, or, if the Meeting is adjourned, at least 48 hours (excluding Saturdays, Sundays and holidays) before any adjourned Meeting is reconvened.

Non-Registered Shareholders

Voting in Person

Only registered shareholders or their duly appointed proxyholders are entitled to vote at the Meeting. If you are a non-registered shareholder and you wish to attend and vote in person at the Meeting, you must insert your own name in the space provided for the appointment of a proxyholder on the voting instruction form or proxy form provided by your intermediary and carefully follow the instructions provided by your intermediary for return of the executed form.

Voting by Voting Instruction Form or Intermediate Form of Proxy

If you are a non-registered shareholder you can vote by completing and signing the voting instruction form, following the directions provided on the voting instruction form (which may, in some cases, permit the completion of the voting instruction form by fax, internet or telephone voting) or form of proxy enclosed in the package, which you should have received from your intermediary.

REVOCATION OF PROXY

You may revoke your proxy at any time prior to its use at the Meeting. You or your authorized attorney (or, if you are a corporation or other entity, the officers or other persons duly authorized to act on your behalf) must state clearly, in writing, that the proxy is revoked and deposit such document:

•

at Patheon’s registered office, located at 2100 Syntex Court, Mississauga, Ontario L5N 7K9, at any time up to and including the last business day preceding the day of the Meeting or any adjournment of the Meeting; or

•	with the Chair of the Meeting prior to the commencement of the Meeting on the day of the Meeting or any adjournment of the Meeting.

You may also revoke your proxy by completing a proxy bearing a later date and returning it as specified above.

If you are a registered shareholder and you revoke your proxy and do not replace it with another that is deposited as specified above, you can still vote your shares, but must do so in person at the Meeting or any adjournment of the Meeting.

VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

As at February 13, 2012, Patheon had 129,167,926 restricted voting shares issued and outstanding. Each restricted voting share held as of such record date carries one vote on all matters to be voted on at the Meeting, except the election of those directors that may only be elected by the holders of the Special Voting Preferred Shares.

As at February 13, 2012, Patheon had 150,000 Special Voting Preferred Shares issued and outstanding and held by JLL Patheon Holdings, LLC (“JLL Patheon Holdings”). Each Special Voting Preferred Share carries one vote, and the holders of the Special Voting Preferred Shares are entitled to elect up to three directors of Patheon, but are not entitled to vote such Special Voting Preferred Shares in respect of any other matters to be considered at the Meeting. The Special Voting Preferred Shares currently entitle JLL Patheon Holdings and its affiliates (collectively, “JLL”) to elect three directors of the Company.

The particulars of voting rights for each class of Patheon’s shares on the election of directors are further discussed under “Business of Meeting—Election of Directors” below. Reference is also made to the disclosure of the characteristics of each class of Patheon’s shares in the Annual Information Form of the Company dated December 17, 2010 under “Description of Capital Structure”, which is available on SEDAR at www.sedar.com and, upon request, a copy of which will be provided free of charge to a security holder of the Company.

BUSINESS OF THE MEETING

The annual business to be conducted at the Meeting is as follows:

•	receipt of the 2011 audited consolidated financial statements;

•	election of directors;

•	appointment of auditors and authorization to fix their remuneration;

In addition, the special business to be conducted at the Meeting is as follows:

•	an advisory (non-binding) vote to approve executive compensation; and

•	an advisory (non-binding) vote to determine the frequency of future advisory (non-binding) shareholder votes on executive compensation.

Financial Statements

Patheon’s audited consolidated financial statements for the fiscal year ended October 31, 2011 (“Fiscal 2011”), together with the notes thereto and the report of the auditors thereon, were included in Patheon’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on December 19, 2011 and also filed on SEDAR at www.sedar.com on the same date. The Fiscal 2011 financial statements will be presented to the shareholders at the Meeting. These consolidated financial statements form part of Patheon’s 2011 Annual Report, which has been mailed to each shareholder with this Proxy Statement. Copies of Patheon’s 2011 Annual Report may also be downloaded in portable document format (“PDF”) from the SEDAR website or at www.envisionreports.com/Patheon2012.

Election of Directors

Patheon’s articles of amalgamation dated November 1, 2003 provide for the Board to consist of a minimum of three and a maximum of 12 directors. The articles of amendment dated April 26, 2007 provide that the holders of Special Voting Preferred Shares are entitled to elect up to three directors depending on the number of restricted voting shares owned by such holders. See “Interest of Informed Persons in Material Transactions—Compensation Committee Interlocks and Insider Participation—Arrangements with JLL.”

Proposed Nominees for Election as Directors at the Meeting

The Board has determined that the total number of directors to be elected at the Meeting is nine, consisting of six directors to be elected by the holders of restricted voting shares and three directors to be elected by the holders of Special Voting Preferred Shares. Accordingly, the Board has approved the following nominees as the six directors of Patheon for election by the holders of restricted voting shares:

Daniel Agroskin

James C. Mullen

Brian G. Shaw

David E. Sutin

Joaquín B. Viso

Derek J. Watchorn

Director*	Restricted Voting Shares Owned, Controlled or Directed as at February 13, 2012	Outstanding Options as at February 13, 2012

JAMES C. MULLEN Massachusetts, USA Director since: February 2011 Not Independent Member of: N/A	793,085	5,000,000

	Mr. Mullen, age 53, joined Patheon as Chief Executive Officer and became a member of our Board effective February 7, 2011, bringing over 30 years of experience in the pharmaceutical and biotechnology industries, over 20 of which have been spent at the executive level. Mr. Mullen served as the President and Chief Executive Officer of Biogen Idec Inc. (formerly known as Biogen, Inc.) (“Biogen”) from June 2000 to June 2010. Prior to that, Mr. Mullen held various operating positions at Biogen, including Vice President, Operations, and several manufacturing and engineering positions at SmithKline Beckman (now GlaxoSmithKline). Mr. Mullen previously served on the board of Biogen until June 2010 and currently serves on the board of PerkinElmer, Inc. Mr. Mullen holds a Bachelor of Science degree in Chemical Engineering from Rensselaer Polytechnic Institute and a Masters of Business Administration degree from Villanova University. Our Board has determined that Mr. Mullen’s extensive executive experience in the pharmaceutical and biotechnology industries and scientific and business educational background qualify him for service as a member of our Board and add value to our Company.

Director*	Restricted Voting Shares Owned, Controlled or Directed as at February 13, 2012	Outstanding Options as at February 13, 2012

BRIAN G. SHAW Ontario, Canada Director since: December 2009 Independent Member of: Audit Committee	60,000	0

	Mr. Shaw, age 58, joined our Board in December 2009. Mr. Shaw is a self-employed corporate advisor with substantial financial industry executive experience and particular expertise in capital markets and investing activities. From December 2004 to February 2008, Mr. Shaw served as Chief Executive Officer and Chairman of CIBC World Markets, the wholesale banking arm of a leading North American financial institution (“CIBC”). In addition, from 2002 to December 2004, Mr. Shaw served as the head of CIBC’s Global Equities Division. Mr. Shaw is currently a director of two privately held companies, Eco-Energy China Group Inc., a biodiesel production company, and Ivey Canadian Exploration, Ltd., a natural resources exploration company. Mr. Shaw is a Chartered Financial Analyst (“CFA”) and holds a Master of Business Administration degree from the University of Alberta. Our Board has previously determined that Mr. Shaw’s executive experiences in the financial services industry, his CFA status and service as a director of the Toronto CFA Society and his educational background in business administration qualify him for service as a member of our Board and add value to our Company.

DAVID E. SUTIN Ontario, Canada Director since: March 2011 Independent Member of: N/A	20,000	0

	Mr. Sutin, age 59, joined our Board in March 2011. Since May 2008, Mr. Sutin has been a private investor and Managing Partner of Quest Partners Ltd., a financial advisory boutique that serves small and medium companies in North America. Since 2001, Mr. Sutin has been an independent financial advisor and investor, as well as a board member of several companies. Until 2001, Mr. Sutin was Executive Vice President of Harrowston Inc., a private equity firm. Mr. Sutin has over 30 years experience in corporate and real estate investment activity, including acquisitions, divestitures, public and private debt and equity financings, financial restructurings and operational turnarounds. Between June 2009 and December 2010, Mr. Sutin was a director of Sun Gro Horticulture Canada Ltd., and a trustee of Sun Gro Horticulture Income Fund. From March 2007 to May 2009, Mr. Sutin served as a director of Pay Linx Financial Corporation. Mr. Sutin is currently a director of several private companies, and Gilda’s Club Greater Toronto, a not-for-profit organization. Mr. Sutin holds a Bachelor of Arts degree and Masters of Business Administration degree from York University. Our Board has previously determined that Mr. Sutin’s extensive corporate and financial advisory and investment experience, service on boards of directors and M.B.A. qualify him for service as a member of our Board and add value to our Company.

Director*	Restricted Voting Shares Owned, Controlled or Directed as at February 13, 2012	Outstanding Options as at February 13, 2012
JOAQUIN B. VISO Puerto Rico, USA Director from: December 2004 – April 2009 and since December 2009 Independent Member of: Audit Committee, Corporate Governance Committee, Compensation and Human Resources Committee	10,824,053	0

	Mr. Viso, age 69, joined our Board in December 2004, on which he served until April 29, 2009 and re-joined on December 4, 2009. From August 2005 to December 2006, Mr. Viso served as Chairman of Patheon Puerto Rico, Inc. (“Patheon P.R.”), formerly known as MOVA Pharmaceutical Corporation, which he founded in 1986. From December 2004 to August 2005, Mr. Viso served as President and Chief Executive Officer of Patheon P.R. Prior to founding Patheon P.R., Mr. Viso was with SmithKline Beecham (now GlaxoSmithKline) for 16 years, where he held various senior management positions, including President and General Manager of Glaxo’s operations in Puerto Rico from 1978 to 1986. Currently, he is Chairman of MC-21 Corporation, and a director of Genomas, Inc., a privately held company engaged in the field of DNA-Guided Medicine. Mr. Viso is also a controlling shareholder of Alara Pharmaceutical Corporation (“Alara”). Mr. Viso holds a Bachelor of Science in Mechanical Engineering from the University of Puerto Rico and a Master of Science in Engineering from the University of Michigan. Our Board has previously determined that Mr. Viso’s service to our Company and extensive experience in the pharmaceutical industry qualify him for service as a member of our Board and add value to our Company.

DANIEL AGROSKIN (1) New York, USA Director since: December 2009 Not Independent Member of: Compensation and Human Resources Committee, Corporate Governance Committee	0	0

	Daniel Agroskin, age 35, joined our Board in December 2009. Since January 2012, Mr. Agroskin has been a Managing Director of JLL Partners, which he joined in July 2005 as a Vice President and for which he served as a Principal from July 2007 through December 2011. Prior to joining JLL Partners, Mr. Agroskin worked at JP Morgan Partners, a private equity investment firm, and in Merrill Lynch’s Mergers and Acquisitions Group. Mr. Agroskin is also a director on the board of PGT, Inc. Mr. Agroskin was previously a director on the board of PharmaNet Development Group, Inc. until July 2011. Mr. Agroskin holds a Bachelor of Arts degree from Stanford University and a Masters of Business Administration degree from the Wharton School of the University of Pennsylvania. Our Board has previously determined that Mr. Agroskin’s extensive experience in the finance industry and M.B.A. from the Wharton School qualify him for service as a member of our Board and add value to our Company.

Director*	Restricted Voting Shares Owned, Controlled or Directed as at February 13, 2012	Outstanding Options as at February 13, 2012

DEREK J. WATCHORN Ontario, Canada Director since: February 1998 Independent Member of: N/A	30,825	15,000

	Mr. Watchorn, age 69, joined our Board in February 1998. Since November 2009, Mr. Watchorn has served as a senior advisor to Armadale Company Ltd. (“Armadale”), a privately held company based in Ontario, Canada, in connection with the proposed redevelopment of the Buttonville Airport lands located in the greater Toronto area. Mr. Watchorn is also currently a member of the Management Committee formed by the joint venture between the Cadillac Fairview Corporation and Armadale to undertake this redevelopment. From January 2007 to June 2009, Mr. Watchorn served as President, Chief Executive Officer and director of Revera Inc., a provider of accommodation and care for seniors. From October 2004 to January 2007, Mr. Watchorn served as President, Chief Executive Officer and a trustee of Retirement Residences Real Estate Investment Trust, also a provider of accommodation and care for seniors, which was acquired by Revera Inc. in January 2007. From October 2004 to December 2007, Mr. Watchorn also held a position as a trustee of IPC US Real Estate Investment Trust, an asset and property management trust. He served as Executive Vice-President, Strategic Initiatives, of Canary Wharf Group plc, a commercial property company, in London, England from January 2003 to June 2004 and as Executive Director of TrizecHahn Europe plc from 1999 until 2001. Before and after his senior management roles in Europe, Mr. Watchorn was a senior partner of the law firm Davies Ward Phillips & Vineberg LLP. Mr. Watchorn is currently a director of Timbercreek Mortgage Investment Corporation, a mortgage loan investment company. Mr. Watchorn holds an LL.B. from the University of Toronto. Our Board has previously determined that Mr. Watchorn’s executive and legal experiences qualify him for service as a member of our Board and add value to our Company.

*	Each director’s current term of office will expire immediately following the 2012 Annual and Special Meeting of Shareholders.

JLL has approved the following nominees as the three directors of Patheon to be elected by the holders of the Special Voting Preferred Shares:

Michel Lagarde

Paul S. Levy

Nicholas O’Leary

Director*	Restricted Voting Shares Owned, Controlled or Directed as at February 13, 2012	Outstanding Options as at February 13, 2012

MICHEL LAGARDE (1) New York, USA Director since: December 2011 Not Independent Member of: Audit Committee, Compensation and Human Resources Committee, Corporate Governance Committee	0	0

	Mr. Lagarde, age 37, joined our Board in December 2011. Mr. Lagarde is a Managing Director of JLL Partners, which he joined in January 2008. From February 1996 to December 2007 Mr. Lagarde was employed with the Philips Electronics group of companies. Mr. Lagarde served as Chief Executive Officer of Philips Electronics North America, Domestic Appliances and Personal Care division from April 2004 and as Chief Financial Officer from May 2006. Mr. Lagarde holds a Bachelor of Business Administration degree from European University Antwerp, and an Executive Masters degree in Finance & Control from University of Amsterdam. Our Board has previously determined that Mr. Lagarde’s executive and finance positions at a manufacturer of consumer products and business and finance degrees qualify him for service as a member of our Board and add value to our Company.

PAUL S. LEVY (1) New York, USA Director since: April 2007 Not Independent Member of: N/A	0	0

	Mr. Levy, age 64, joined our Board in April 2007 and became the Chair of our Board in February 2012. Mr. Levy is a Managing Director of JLL Partners, which he founded in 1988. Prior to founding JLL Partners, Mr. Levy was a Managing Director at Drexel Burnham Lambert, an investment bank, where he was responsible for the firm’s restructuring and exchange offer business in New York. Previously, Mr. Levy was Chief Executive Officer of Yves Saint Laurent Inc., New York, a fashion and cosmetics company, Vice President of Administration and General Counsel of Quality Care, Inc., a home healthcare company and an attorney at Stroock & Stroock & Lavan LLP. Mr. Levy also serves on the boards of Builders FirstSource, Inc., PGT, Inc., Ross Education, LLC, Education Affiliates, Inc., ACE Cash Express, Inc., Medical Card System, Inc. and IASIS Healthcare, LLC. Mr. Levy is a director of J.G. Wentworth, LLC and J.G. Wentworth, Inc., which is the managing member of JGW Holdco, LLC. In May 2009, J.G. Wentworth LLC, J.G. Wentworth, Inc., and JGW Holdco, LLC filed for protection under Chapter 11 of the U.S. Bankruptcy Code. Mr. Levy previously served as a director of Hayes Lemmerz International, Inc., which filed for protection under Chapter 11 of the U.S. Bankruptcy Code in 2001, as a director of New World Pasta Company, which filed for protection under Chapter 11 of the U.S. Bankruptcy Code in 2004 and as director of Motor Coach Industries International, Inc., which filed for protection under Chapter 11 of the U.S. Bankruptcy Code in 2008. Mr. Levy holds a Bachelor of Arts degree from Lehigh

Director*	Restricted Voting Shares Owned, Controlled or Directed as at February 13, 2012	Outstanding Options as at February 13, 2012
	University, where he graduated summa cum laude and Phi Beta Kappa, and a Juris Doctor degree from the University of Pennsylvania Law School. He also holds a Certificate from the Institute of Political Science in Paris, France. Our Board has previously determined that Mr. Levy’s extensive service on boards of directors, executive experiences and his academic achievements and legal education qualify him for service as a member of our Board and add value to our Company.

NICHOLAS O’LEARY (1) New York, USA Director since: February 2012 Not Independent Member of: N/A	0	0

	Mr. O’Leary, age 28, joined our Board in February 2012. Mr. O’Leary joined JLL Partners as an Associate in July 2009 and was promoted to Senior Associate in July 2011. Mr. O’Leary was employed with Merrill Lynch & Co., a financial management and advisory firm, in its Mergers and Acquisitions Group as an Analyst from June 2006 to June 2008 and as a Senior Analyst from June 2008 to June 2009. Mr. O’Leary holds a Bachelor of Arts degree from Washington and Lee University, where he graduated Phi Beta Kappa and magna cum laude. Our Board has previously determined that Mr. O’Leary’s experience in the finance industry qualifies him for service as a member of our Board and adds value to our Company.

*	Each director’s current term of office will expire immediately following the 2012 Annual and Special Meeting of Shareholders.
(1)	JLL Patheon Holdings beneficially owns, directly or indirectly, 72,077,781 restricted voting shares and 150,000 Special Voting Preferred Shares (collectively the “JLL Shares”). The 150,000 Special Voting Preferred Shares are held directly by JLL Patheon Holdings; JLL Patheon Holdings beneficially owns the 72,077,781 restricted voting shares by virtue of its position as a controlling member of JLL Patheon Holdings, Cooperatief U.A. (“JLL CoOp”), which holds the restricted voting shares directly.

By virtue of his position as managing director of JLL Associates G.P. V (Patheon), Ltd (“Cayman Limited”), the general partner of JLL Associates V (Patheon), L.P., which in turn is the general partner of JLL Partners Fund V (Patheon), L.P. (“Cayman LP”), which controls JLL Patheon Holdings, Mr. Levy may be deemed the beneficial owner of the JLL Shares. Mr. Levy disclaims beneficial ownership of the JLL Shares except to the extent of any pecuniary benefit thereof.

Each of Messrs. Agroskin, Levy and Lagarde is a stockholder and member of the 11 person nominating committee of Cayman Limited. By virtue of their positions as members of the nominating committee, these individuals have shared voting power with respect to the JLL Shares.

It is not contemplated that any of these nominees will be unable or will become unwilling, for any reason, to serve as a director. Each of these proposed nominees, if elected, will hold office until the next annual meeting of shareholders or until his successor is duly elected or appointed.

Appointment of Auditors

On the recommendation of the Audit Committee, the Board recommends that Ernst & Young LLP be re-appointed as Patheon’s auditors until the next annual meeting of shareholders. Ernst & Young LLP have been auditors to Patheon and its predecessor corporation since May 1984. A representative from Ernst & Young LLP is expected to be present at the Meeting, will have the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

Audit Committee Report

The Audit Committee is composed of the following members of the Board of Directors of Patheon Inc. (the “Company”): Brian G. Shaw (Chair), Michel Lagarde and Joaquín B. Viso. The general role of the Audit Committee is to assist the Board in overseeing the Company’s accounting and financial reporting processes and the audit of the Company’s financial statements.

In the performance of its oversight function, the Audit Committee has met and held discussions with management, who represented to the Audit Committee that the Company’s audited consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has reviewed and discussed the audited consolidated financial statements with both management and the independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect. The Company’s independent registered public accounting firm also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and the Audit Committee discussed the independent registered public accounting firm’s independence with it. In connection with such review and discussions, the Audit Committee has considered whether the provision of audit and non-audit services (and the aggregate fees billed for these services) to us is compatible with maintaining the independent registered public accounting firm’s independence.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Management is responsible for the Company’s internal control over financial reporting and the financial reporting process. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements in accordance with applicable auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes, including the Company’s system of internal control over financial reporting and the preparation of the Company’s consolidated financial statements, and members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent registered public accounting firm. The Audit Committee also hires and sets the compensation for the independent registered public accounting firm.

The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the audited consolidated financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with applicable auditing standards or that the independent accountants are in fact “independent.”

Based upon the reviews and discussions described above, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee’s charter, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited consolidated financial statements for the fiscal year ended October 31, 2011 be included in the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission.

Submitted by the Audit Committee of the Board of Directors of Patheon Inc.

Brian G. Shaw, Chair
Michel Lagarde
Joaquín B. Viso

Independent Auditor Fee Information

The fees of Ernst & Young LLP for Fiscal 2011 and the fiscal year ended October 31, 2010 (“Fiscal 2010”) were as follows:

	Fiscal 2011	Fiscal 2010
Audit Fees	$1,335,425	$1,496,354
Audit-Related Fees	105,481	118,383
Tax Fees	248,958	243,619
All Other Fees	—	—

Total	$1,689,864	$1,858,356

Audit Fees

This category includes fees billed for the fiscal year shown for professional services for the audit of the Company’s annual financial statements and services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements. The services comprising the fees disclosed under this category in Fiscal 2011 and Fiscal 2010 included the audits and reviews of our financial statements and services in connection with our U.S. and Canadian regulatory filings, including, in Fiscal 2011, our Registration Statement on Form 10, Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Fiscal 2010 also included fees associated with the issuance of a comfort letter. Excluding the fees associated with the issuance of the comfort letter, Fiscal 2010 audit fees would have been $1,391,186.

Audit-Related Fees

This category includes fees billed in the fiscal year shown for assurance and related services that are reasonably related to the performance of the audits and reviews of the Company’s financial statements and are not reported under the category “Audit Fees.” The services comprising the fees disclosed under this category included employee benefit audits, accounting assistance and (in Fiscal 2011) due diligence services.

Tax Fees

This category includes fees billed in the fiscal year shown for professional services for tax compliance, tax planning and tax advice. The services comprising the fees disclosed under this category in each of Fiscal 2011 and Fiscal 2010 included transfer pricing studies, tax return preparation and/or review and technical tax assistance.

All Other Fees

This category includes fees billed in the fiscal year shown for products and services provided by Ernst & Young LLP that are not reported in any other category.

All audit and permissible non-audit services provided by the Company’s independent auditors must be pre-approved by the Audit Committee. All audit and non-audit services provided by the Company’s independent auditors during Fiscal 2011 and Fiscal 2010 were pre-approved by the Company’s Audit Committee.

Advisory (Non-Binding) Vote on Executive Compensation

As discussed in the Compensation Discussion and Analysis section of this proxy statement (“CD&A”), our compensation philosophy is based on pay for performance. We reward our executive officers for delivering superior performance that contributes to our long-term success and the creation of shareholder value. We believe that our compensation policies and procedures reward executive officers for both their performance and our Company’s performance and that such compensation policies and procedures create interests for our executive officers that are strongly aligned with the long-term interests of our shareholders.

As required by Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are providing our shareholders with an advisory (non-binding) vote on the compensation of our named executive officers. This proposal, commonly known as a “Say-on-Pay” proposal, is designed to give our shareholders the opportunity to endorse or not endorse our executive compensation program through the following resolution:

“Resolved, that the shareholders approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the other narrative disclosure.”

When you cast your vote, we urge you to consider the description of our executive compensation program contained herein, including in the CD&A and the accompanying tables and narrative disclosure.

Because your vote is advisory, it will not be binding upon our Board, it will not overrule any decision by the Board, and it will not create or imply any additional fiduciary duties on our Board or any member thereof. However, our Board will take into account the outcome of the vote when considering future executive compensation arrangements.

Our Board recommends that you vote FOR the approval of the resolution regarding the advisory (non-binding) vote on executive compensation.

Advisory (Non-Binding) Vote on the Frequency of Future Advisory (Non-Binding) Shareholder Votes on Executive Compensation

As discussed above, we are providing our shareholders an advisory (non-binding) vote on the compensation of our named executive officers. We are also providing our shareholders with a separate advisory (non-binding) vote regarding the frequency (every one, two or three years) with which we will provide our shareholders with an advisory (non-binding) vote on the compensation of our named executive officers. We will present this proposal to our shareholders at least once every six years.

You may cast your advisory (non-binding) vote on whether the shareholder vote on executive compensation will occur every one, two or three years, or you may abstain from voting on the matter. Because your vote is advisory, it will not be binding upon our Board, will not overrule any decision by our Board and will not create or imply any additional fiduciary duties on our Board or any member thereof. However, our Board will take into account the outcome of the vote when considering matters to be submitted to shareholders in the future. On this matter, you are not voting “for” or “against” any proposal or recommendation by our Board but, rather, are voting for the option (every one, two or three years) you believe is the most appropriate.

Our Board recommends that you vote in favor of holding our advisory (non-binding) vote on executive compensation every three years. In making this recommendation, our Board considered the relevant merits of the three alternatives. Our Board believes that holding the advisory vote every one or two years would not provide our shareholders sufficient time to focus on the long-term performance objectives of our executive compensation programs or give our Compensation and Human Resources Committee (our “CHR Committee”) and Board sufficient time to evaluate and respond to shareholder feedback on these programs. Accordingly, our Board believes that an advisory vote on executive compensation that occurs every three years will provide sufficient accountability for our CHR Committee and Board and will allow our compensation programs and practices to be evaluated over a longer term against longer-term corporate and financial performance, as well as against the performance of our peers.

Our Board recommends a vote for THREE YEARS (as opposed to one year or two years) for the frequency of future advisory (non-binding) shareholder votes on executive compensation.

PRINCIPAL SHAREHOLDERS AND SHARE OWNERSHIP BY MANAGEMENT

To the knowledge of the directors and officers of Patheon, the only person or company that beneficially owns, or controls or directs, directly or indirectly, voting securities carrying 10% or more of the voting rights attached to the two classes of voting shares of Patheon is JLL. JLL beneficially owns, directly or indirectly, 72,077,781 restricted voting shares of the Company (representing 55.8% of the issued and outstanding restricted voting shares) and 150,000 Special Voting Preferred Shares of the Company (representing 100% of the issued and outstanding Special Voting Preferred Shares). The Special Voting Preferred Shares of the Company are held directly by JLL Patheon Holdings, and JLL Patheon Holdings beneficially owns the 72,077,781 restricted voting shares by virtue of its position as a controlling member of JLL CoOp, which holds such shares directly. The Special Voting Preferred Shares currently entitle JLL to elect three directors of the Company.

The following table sets forth information regarding the beneficial ownership of each class of our voting shares of stock as of February 13, 2012 for:

•	each person who is known by us to own beneficially more than 5% of any class of our voting shares;

•	each of our named executive officers;

•	each of our directors; and

•	all of our executive officers and directors as a group.

The number of shares beneficially owned by each shareholder is determined under rules promulgated by the SEC. The information does not necessarily indicate beneficial ownership for any other purpose. Under SEC rules, the number of shares of voting stock deemed outstanding includes shares issuable upon exercise of stock options held by the respective person or group that may be exercised within 60 days after February 13, 2012. For purposes of calculating each person’s or group’s percentage ownership, shares of voting stock issuable pursuant to stock options exercisable within 60 days after February 13, 2012 are reflected in the table below and included as outstanding and beneficially owned for that person or group but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group.

The percentages of shares outstanding provided in the table are based on 129,167,926 shares of our restricted voting shares outstanding as of February 13, 2012 and 150,000 shares of our Series D Preferred Shares outstanding as of February 13, 2012. The information as to securities beneficially owned, or controlled or directed, directly or indirectly, by each director, officer or other beneficial owner has been furnished to us by the respective person. Unless otherwise indicated, to our knowledge, all persons named in the table have sole voting and investment power with respect to the shares beneficially owned by them, except, where applicable, to the extent authority is shared by spouses under community property laws.

The address for JLL Patheon Holdings is JLL Patheon Holdings, LLC, c/o JLL Partners, 450 Lexington Avenue, 31st Floor, New York, New York, 10017. The address of each of our directors and executive officers listed below is Patheon Inc., c/o Patheon Pharmaceuticals Services Inc., 4721 Emperor Boulevard, Suite 200, Durham, North Carolina, 27703.

Class of Voting Shares	Name of Beneficial Owner	Number of Outstanding Shares Beneficially Owned	Shares Underlying Options Exercisable Within 60 Days	Total Number of Shares Beneficially Owned	Percentage of Class Beneficially Owned
Class I Preferred Shares, Series D	JLL investors(1)	150,000	—	150,000	100.0%
Restricted Voting Shares	JLL investors	72,077,781	—	72,077,781	55.8%
	James C. Mullen	793,085	1,000,000	1,793,085	1.4%
	Mark J. Kontny	—	116,667	116,667	*	%
	Geoffrey M. Glass	—	157,400	157,400	*	%
	Paul M. Garofolo	—	170,733	170,733	*	%
	Michel Lagarde (2)	—	—	—	—
	Paul S. Levy (3)	—	—	—	—
	Daniel Agroskin(4)	—	—	—	—
	Nicholas O’Leary	—	—	—	—
	Brian G. Shaw	60,000	—	60,000	*	%
	David E. Sutin	20,000	—	20,000	*	%
	Joaquín B. Viso(5)	10,824,053	—	10,824,053	8.4%
	Derek J. Watchorn	30,825	15,000	45,825	*	%
	Wesley P. Wheeler(6)	35,000		35,000	*	%
	Eric W. Evans	—	315,667	315,667	*	%
	Peter T. Bigelow	—	90,667	90,667	*	%
	All directors and executive officers as a group (16 persons)	11,919,163	1,629,081	13,548,244	10.4%

*	Represents less than 1%
(1)	JLL Patheon Holdings beneficially owns, directly or indirectly, 72,077,781 of our restricted voting shares and 150,000 of our Special Voting Preferred Shares. The Special Voting Preferred Shares are held directly by JLL Patheon Holdings, and JLL Patheon Holdings beneficially owns 72,077,781 of our restricted voting shares by virtue of its position as a controlling member JLL CoOp, which holds the shares directly.
(2)	Mr. Lagarde is a Managing Director at JLL Partners and a shareholder and member of the 11 person nominating committee of Cayman Limited. By virtue of his position as a member of such nominating committee, Mr. Lagarde has shared voting power with respect to the JLL Shares. Mr. Lagarde disclaims beneficial ownership of the JLL Shares except to the extent of any pecuniary benefit thereof.
(3)	Mr. Levy is a Managing Director of JLL Partners. By virtue of his position as Managing Director of Cayman Limited, Mr. Levy may be deemed the beneficial owner of the JLL Shares. Mr. Levy is a shareholder and member of the 11 person nominating committee of Cayman Limited. By virtue of his position as a member of such nominating committee, Mr. Levy has shared voting power with respect to the JLL Shares. Mr. Levy disclaims beneficial ownership of the JLL Shares except to the extent of any pecuniary benefit thereof.
(4)	Mr. Agroskin is a Managing Director at JLL Partners and a shareholder and member of the 11 person nominating committee of Cayman Limited. By virtue of his position as a member of such nominating committee, Mr. Agroskin has shared voting power with respect to the JLL Shares. Mr. Agroskin disclaims beneficial ownership of the JLL Shares except to the extent of any pecuniary benefit thereof.
(5)	These shares are owned jointly by Mr. Viso and his wife.
(6)	The number of shares shown for Mr. Wheeler represents the number previously reported on the System for Electronic Disclosure by Insiders (“SEDI”). As the information on Mr. Wheeler’s ownership of shares is not within our knowledge, we have relied on Mr. Wheeler’s SEDI insider reports. Mr. Wheeler ceased to be an executive officer on November 30, 2010.

EXECUTIVE OFFICERS

Executive Officers

Our executive officers, their ages and their positions are as follows:

Name	Age	Position
James C. Mullen	53	Chief Executive Officer
Mark J. Kontny, Ph.D.	54	President, Global Pharmaceutical Development Services, and Chief Scientific Officer
Antonella Mancuso	46	President, Global Commercial Operations and Chief Manufacturing Officer
Michael E. Lytton	54	Executive Vice President, Corporate Development and Strategy and General Counsel
Geoffrey M. Glass	38	Executive Vice President, Sales and Marketing
Paul M. Garofolo	41	Executive Vice President, PDS Global Business Operations and Chief Technology Officer
Rebecca Holland New	37	Senior Vice President, Human Resources
Warren A. Horton	53	Vice President, Quality Assurance, Environmental, Health & Safety, and Regulatory

James C. Mullen, age 53, joined Patheon as Chief Executive Officer and became a member of our Board effective February 7, 2011, bringing over 30 years of experience in the pharmaceutical and biotechnology industries, over 20 of which have been spent at the executive level. Mr. Mullen served as the President and Chief Executive Officer of Biogen from June 2000 to June 2010. Prior to that, Mr. Mullen held various operating positions at Biogen, including Vice President, Operations, and several manufacturing and engineering positions at SmithKline Beckman (now GlaxoSmithKline). Mr. Mullen previously served on the board of Biogen until June 2010 and currently serves on the board of PerkinElmer, Inc. Mr. Mullen holds a Bachelor of Science degree in Chemical Engineering from Rensselaer Polytechnic Institute and a Masters of Business Administration degree from Villanova University.

Mark J. Kontny, Ph.D., age 54, joined Patheon in April 2010 as President, Global Pharmaceutical Development Services, and Chief Scientific Officer. Prior to joining Patheon, Dr. Kontny served at Abbott Laboratories Inc., a global pharmaceutical company (“Abbott”), as Divisional Vice President, Global Pharmaceutical and Analytical Sciences from August 2004 to April 2010. Before serving at Abbott, Dr. Kontny was Senior Vice President Research & Development and Chief Scientist for Ventaira Pharmaceuticals, Inc., a U.S. based start-up pharmaceutical company.

Antonella Mancuso, age 46, joined Patheon in 2001 as Production Manager of Patheon’s facility in Monza, Italy and was appointed Site Director in June 2002. She became Director, Italian Operations in January 2005, with responsibility for integrating and managing both the Monza and Ferentino sites. In February 2009, Ms. Mancuso was appointed to the role of Senior Vice President and Managing Director, European Operations. In January 2012, Ms. Mancuso was appointed President, Global Commercial Operations and Chief Manufacturing Officer. Prior to joining Patheon, Ms. Mancuso held progressively senior roles in production and manufacturing during her six years at Bristol-Myers Squibb in Italy, a global biopharmaceutical company.

Michael E. Lytton, age 54, joined Patheon in May 2011 as Executive Vice President, Corporate Development and Strategy and General Counsel. Most recently, from January 2009 through February 2011, Mr. Lytton supported Biogen’s growth by leading its corporate development team that refined and executed its corporate partnership strategy, including the in-licensing of several late-stage molecules. Prior to joining Biogen, from January 2001 through December 2008, Mr. Lytton was a General Partner with Oxford Bioscience Partners, a venture capital firm investing in therapeutic, diagnostic and life science tool companies. Prior to Oxford, Mr. Lytton practiced law for 17 years and specialized in representing biomedical companies; he is a past Partner and member of the Executive Committee of the law firm Edwards Angell Palmer & Dodge (now Edwards Wildman Palmer) and previously was a Partner of the law firm Hale and Dorr (now Wilmer Hale). From September 2004 to October 2011, Mr. Lytton was the Chairman of the Board of Santhera Pharmaceuticals AG, and he has also served on various boards of many other academic, non-profit and private and public for-profit companies throughout his career.

Geoffrey M. Glass, age 38, joined Patheon in April 2009 as Senior Vice President, Marketing, Strategy and Corporate Development and Integration, and was subsequently promoted to Executive Vice President, Global Strategy, Sales and Marketing in October 2009. Prior to joining Patheon, Mr. Glass served approximately five years as an executive at Valeant Pharmaceuticals International, Inc., a California based global specialty pharmaceutical company (“Valeant”), including as Senior Vice President, Asian Operations, from April 2007 to June 2008, where he was responsible for all of Valeant’s business affairs in the region, which included over 250 products in 14 countries. Prior to leading the Asian business for Valeant, Mr. Glass served as Senior Vice President and Chief Information Officer of Valeant from March 2004 to April 2007, where he was responsible for all information technology-related matters for the company. Prior to joining Valeant, Mr. Glass was the Global Leader of Life Sciences Operations Excellence Practice for Cap Gemini (formerly known as Ernst & Young LLP Consulting). During his tenure at Cap Gemini, Mr. Glass led global teams through the successful implementation of business transformations at a number of leading life sciences organizations.

Paul M. Garofolo, age 41, joined Patheon in May 2008 as Senior Vice President and Chief Information Officer and was subsequently promoted to Executive Vice President and Chief Technology Officer in November 2008. Effective August 1, 2011, Mr. Garofolo’s role was revised to include the additional role of PDS Global Business Operations. Prior to joining Patheon, Mr. Garofolo had more than 17 years of information and management consulting leadership experience. Most recently, he served as Chief Information Officer and Vice President of Global IT at Valeant from 2004 to April 2008, where he was responsible for Valeant’s global IT organization including the implementation of a series of new applications and processes. Prior to his service at Valeant, from 2000 to 2004, Mr. Garofolo was the Chief Technology Officer and Senior Vice President of Technology Services for Broadlane, the fourth largest Group Purchasing Organization within the U.S. healthcare market. He also worked in the management consulting industry for both Ernst & Young Global Limited and Oracle Corp.

Rebecca Holland New, age 37, joined Patheon in August 2011 as Senior Vice President, Human Resources. Most recently, from November 2007 to July 2011, Ms. Holland New was Global Vice President, Human Resources at Bausch & Lomb, Inc. Prior to that, from April 2007 to October 2007, Ms. Holland New held global human resources leadership positions at Bausch & Lomb’s business operations, talent, corporate and pharmaceutical business units as well as global research and development. Prior to joining Bausch & Lomb, Ms. Holland New held human resources leadership positions at Novo Nordisk, Inc., from November 2003 to April 2007, and Bristol-Myers Squibb, from August 1996 to November 2003. Ms. Holland New is an Advisory Member for Cornell University’s Industrial and Labor Relations Professional Development Initiatives.

Warren A. Horton, age 53, joined Patheon in May 2008 as Vice President, Quality Assurance, Environmental, Health & Safety, and Regulatory, bringing more than 25 years of pharmaceutical industry experience in quality and operations roles. Prior to joining Patheon, Mr. Horton held the position of Vice President, Operations from September 2007 to May 2008, Vice President Quality Assurance and Regulatory Affairs from October 2003 to September 2007 and Senior Director Quality Assurance from May 2002 to October 2003 at Royal DSM N.V., a global life sciences company. Prior to that, Mr. Horton spent seven years at Alpharma, LLC, a global animal health company, and nine years at Abbott in a variety of production and quality assurance roles covering a full range of dosage form types.

EXECUTIVE COMPENSATION

The following executives were our named executive officers for Fiscal 2011:

Name	Position
James C. Mullen	Chief Executive Officer (from February 7, 2011)
Mark J. Kontny, Ph.D.	President, Global PDS and Chief Scientific Officer
Geoffrey M. Glass	Executive Vice President, Sales and Marketing
Paul M. Garofolo	Executive Vice President, PDS Global Business Operations and Chief Technology Officer
Wesley P. Wheeler	Former President and Chief Executive Officer (until November 30, 2010)

Name	Position
Eric W. Evans	Former Chief Financial Officer (until November 1, 2011)
Peter T. Bigelow	Former President, North American Operations (through October 31, 2011) and (between December 1, 2010 and February 6, 2011) Interim Chief Executive Officer

Mr. Wheeler’s employment with us terminated as of November 30, 2010. Mr. Bigelow’s employment with us terminated as of October 31, 2011. Mr. Evans’s employment with us terminated as of November 1, 2011.

Compensation Discussion and Analysis

The Compensation Discussion and Analysis describes our executive compensation philosophy, components and policies, including analysis of the compensation earned by our named executive officers for Fiscal 2011 as detailed in the accompanying tables.

Executive Summary

•

Setting Fiscal 2011 Compensation. In making compensation decisions for Fiscal 2011, our CHR Committee took into account a number of factors, including (i) changes in the Company’s executive management and the need to attract talented executives, including a new Chief Executive Officer; (ii) our financial performance and achievement of corporate objectives; and (iii) the achievement of individual objectives by each executive officer.

•

Elements of Compensation. Consistent with our philosophy that executive compensation should incentivize our executive officers to enhance shareholder value, each of our executive officers is compensated with base salary, short-term cash incentives and long-term incentives tied to the value of our restricted voting shares, as well as (to a lesser extent) perquisites and personal benefits, retirement benefits and termination and change of control benefits.

•	Key Compensation Decisions During Fiscal 2011. Our CHR Committee and our Board made the following key executive compensation decisions for Fiscal 2011:

•	Approval of compensation and related benefits in connection with the hiring of our CEO

•	Approval of option grants to our CEO

•	Approval of 2011 Leadership Incentive Plan (the “2011 Incentive Plan”)

•	Approval of bonus payments to named executive officers

Compensation Philosophy and Objectives

Our compensation philosophy is based on pay for performance. We reward our executive officers for delivering superior performance that contributes to our long-term success and the creation of shareholder value.

The objectives of our compensation program are to:

•	attract and retain qualified and experienced individuals to serve as executive officers;

•	align the compensation level of each executive officer with his or her level of responsibility;

•	motivate each executive officer to achieve short and long-term corporate goals;

•	align the interests of executive officers with those of shareholders; and

•	reward executive officers for excellent corporate and individual performance.

Process for Determining Executive Compensation

Role of Our CHR Committee and Board

Our CHR Committee and Board share responsibility for determining executive compensation. Our Board’s involvement in the executive compensation process reflects its desire to oversee compensation decisions regarding our executive officers, particularly our Chief Executive Officer. Accordingly, our CHR Committee makes recommendations regarding, and our Board approves, our executive compensation policies and programs, the compensation of our CEO and the grant of equity awards. Our CHR Committee is solely responsible for approving the compensation of our executive officers other than our CEO and for establishing and approving payments under our annual cash incentive plan and for reporting such decisions to our Board.

Role of Executive Officers

Other than providing input into their individual performance objectives, neither our Chief Executive Officer nor our other executive officers have any role in recommending or setting their own compensation. Our Chief Executive Officer makes recommendations to our CHR Committee regarding the compensation of our other executive officers and provides input regarding executive compensation programs and policies generally.

Role of Compensation Consultants

Although the CHR Committee and the Board sometimes engage outside consultants to advise on executive and director compensation matters, neither engaged any such consultants to advise on Fiscal 2011 executive or director compensation matters.

Elements of Compensation

Our overall executive compensation program includes the following major elements:

Element	Form	Performance Period	Determination
Base Salary	Cash	One year	Periodically reviewed against market and further adjusted based on individual experience and performance

Short-Term Incentives	Annual Cash Incentive Bonus	One year	Subject to our performance against pre-determined corporate objectives Also based on individual achievement of personal performance objectives

Long-Term Incentives	Stock Options	Generally vest over five years: 1/5 on each of the five anniversaries of the grant date

Based on share price appreciation up to a 10-year term with vesting typically over the initial five years

Exercise price based on the closing market price on the grant date

Final value based on market value at time of exercise relative to the exercise price

Perquisites	Relocation expenses and incentives, automobile allowances, health and sports club memberships, education allowances, enhanced medical, dental, life insurance and disability benefits, executive allowances	Provided in connection with executive benefit plans, recruitment and retention programs	Based on individually negotiated terms of employment or as introduced from time to time to enhance executive retention

Element	Form	Performance Period	Determination
Broad-Based Benefits	Health, dental, retirement, life insurance and disability	Ongoing	Consistent with the broad-based benefits offered by other multinational organizations

Termination/ Change of Control Benefits	Severance and related benefits in connection with certain terminations and changes of control	Provided in connection with specified events	Based on individually negotiated terms of employment or as introduced from time to time to enhance executive retention

Factors Considered in Making Individual Pay Decisions

Compensation Elements

At this time, we do not target a specific mix of executive compensation by allocating total compensation between cash and noncash pay, between current and long-term pay or among different types of long-term incentive awards. The profile of our executive compensation is driven by decisions made for each component of pay separately, which we intend to be appropriately competitive, as well as the impact of our decisions on total compensation. However, consistent with our compensation philosophy, our CHR Committee believes that a significant portion of each named executive officer’s compensation will be at risk.

Role of Company and Individual Performance

Our compensation philosophy is based on pay for performance. We reward our executive officers for delivering superior performance that contributes to our long-term success and the creation of shareholder value. In measuring such performance, we consider the achievement of both corporate and individual goals.

We reward significant contributions by our executive officers through salary increases, payments under our annual cash incentive plans and through long-term equity awards. In particular, our 2011 Incentive Plan was designed to focus our executive officers on the achievement of both corporate and individual performance objectives. The corporate performance objectives under our 2011 Incentive Plan were recommended to our CHR Committee by our current Chief Executive Officer and approved by our CHR Committee.

The individual performance objectives under our 2011 Incentive Plan were determined by our CHR Committee in consultation with our current Chief Executive Officer. Our current Chief Executive Officer submitted individual performance objectives for our executive officers (who themselves had input into the determination of their individual objectives), other than himself, to our CHR Committee. Our CHR Committee reviewed the submitted individual performance objectives and approved them with such changes as it believed appropriate. The CHR Committee reviewed and approved individual performance objectives for our current Chief Executive Officer related to: (i) the achievement of certain strategic goals such as the development of our strategic plan; (ii) filling key executive positions; (iii) improving our performance standard and culture; (iv) improving our financial performance; and (v) the successful conclusion of several key issues under negotiation at the time of his hiring.

Internal Pay Equity

We consider internal pay equity when setting compensation for our executive officers. Although we have not established a policy regarding the ratio of total compensation of the Chief Executive Officer to that of the other executive officers, we do review compensation levels to ensure that appropriate equity exists between our CEO and our other executive officers, as well as among our executive officers (other than the CEO). Differences in compensation among our named executive officers are attributable to differences in levels of experience, performance and market demand for executive talent.

Fixed Compensation—Base Salary

Overview

Base salary is intended to reflect the skills, competencies, experience and performance of each named executive officer. Base salary levels also are targeted to be comparable to salaries offered for positions involving similar responsibilities and complexity at other companies. Competitive base salaries enable us to attract and retain qualified individuals to serve as named executive officers. Base salary also aligns the compensation level of each named executive officer to his or her level of responsibility. Base salaries are adjusted annually where appropriate based on levels of responsibility and sustained performance. Base salary is linked to other elements of compensation such as the annual cash incentive bonus, certain retirement plan benefits and termination and change of control benefits.

Fiscal 2011 Base Salaries

Our CHR Committee chose not to review the salaries of our named executive officers for Fiscal 2011.

The key salary decision made during Fiscal 2011 was the approval of the salary of James C. Mullen, as part of the negotiation and approval of his employment agreement.

Variable Compensation—Short-Term and Long-Term Incentives

The variable elements of our compensation include short-term incentives in the form of an annual cash incentive bonus and long-term incentives in the form of stock options. The level of variable compensation offered to our named executive officers is determined, in part, based on an overall assessment of our business performance, including achievement against stated corporate objectives.

Short-Term Incentive—Annual Cash Incentive Bonus

Overview

Under our 2011 Incentive Plan, our named executive officers and other members of our senior management may receive cash incentive bonuses based on certain performance criteria, subject to certain prescribed limits. The annual cash incentive bonus is intended to motivate our named executive officers to achieve short-term corporate and individual goals and to ultimately reward them for excellent corporate and individual performance.

2011 Bonus Opportunity

Target awards under our 2011 Incentive Plan are set forth in each named executive officer’s employment agreement. All of our named executive officers, other than Mr. Mullen, have a target bonus of 45% of base salary. Mr. Mullen has a target bonus of 100% of base salary, and his bonus for Fiscal 2011 could not have been less than 50% of base salary, pro-rated from February 7, 2011, the effective date of his employment agreement. We believe that maintaining the same target bonuses for each of our named executive officers other than our CEO appropriately rewards their performance, is consistent with principles of pay equity and helps us attract and retain the executives we need to run our business. Since Mr. Wheeler was no longer employed by us at the time we implemented the 2011 Incentive Plan, he never had any bonus opportunity under it. Although Mr. Bigelow was no longer employed by us at the time of payout and therefore was no longer eligible to receive a payout under our 2011 Incentive Plan, pursuant to our Consulting and Separation Agreement with him, if he is still providing consulting services to us on February 28, 2012, he will be entitled to receive an amount equal to the amount he would have received under the 2011 Incentive Plan. Since Mr. Evans was no longer employed by us at the time our CHR Committee approved payments under our 2011 Incentive Plan, he was not eligible to receive a payout thereunder.

For Fiscal 2011, the annual cash incentive bonus for our named executive officers and other members of senior management was based on the achievement of certain specified financial, transactional and individual objectives established by our CHR Committee and CEO. Our CHR Committee approved the various weights allocated to the different financial performance objectives under our 2011 Incentive Plan to incentivize contributions by our named executive officers both to our overall corporate performance and to the areas of our business for which they are primarily responsible. In addition, our CHR Committee determined that part of the bonus opportunity should be based on the achievement of individual objectives to focus our named executive officers to execute on projects without an immediately quantifiable financial impact but that would contribute to both our short-term and long-term success.

The following table sets forth the weightings assigned to different performance objectives for each of our named executive officers:

Name and Position	Corporate Adjusted EBITDA	Region/ Division Adjusted EBITDA	PDS New Business	Commercial Awards	Individual Objectives
James C. Mullen	80%	—	—	—	20%
Chief Executive Officer (since February 7, 2011)

Mark J. Kontny	20%	60%	—	—	20%
President, Global PDS and Chief Scientific Officer

Geoffrey M. Glass	40%	—	20%	20%	20%
Executive Vice President, Sales and Marketing

Paul M. Garofolo	70%	—	—	—	30%
Executive Vice President, PDS Global Business and Chief Technology Officer

Eric W. Evans	80%	—	—	—	20%
Former Chief Financial Officer

Peter T. Bigelow	20%	60%	—	—	20%
Former President, North American Operations (until October 31, 2011) and (between December 1, 2010 and February 6, 2011) interim Chief Executive Officer

Financial Objectives

Corporate Adjusted EBITDA is defined as income (loss) from continuing operations before repositioning expenses, interest expense, foreign exchange losses reclassified from other comprehensive income, refinancing expenses, gains and losses on sale of fixed assets, gain on extinguishment of debt, income taxes, asset impairment charge, depreciation and amortization and other income and expenses, with additional adjustments for foreign currency exchange differences versus budgeted exchange rates and other one-time non-operating expenses, at the discretion of management.

Region/Division Adjusted EBITDA is defined consistent with the definition of Corporate Adjusted EBITDA, except that it is calculated based on the revenues and expenses of a particular region, as applicable. For purposes of our 2011 Incentive Plan, Mr. Bigelow’s region was North America, including Puerto Rico, while his division was Commercial. For purposes of our 2011 Incentive Plan, Dr. Kontny’s region was Global, while his division was PDS.

PDS New Business represents the value of sales for new pharmaceutical development business. Commercial Awards represent the value of first, full year revenue from new commercial manufacturing business.

Under our 2011 Incentive Plan, if threshold Corporate Adjusted EBITDA of 90% of target were not met, there would be no payout under the Plan. If the threshold Region/Division Adjusted EBITDA of 90% of target were not met, there would be no payout relating to Region/Division Adjusted EBITDA performance. If threshold PDS New Business of 90% of target were not met, there would be no payout relating to PDS New Business performance. If threshold Commercial Awards of 90% of target were not met, there would be no payout relating to Commercial Awards performance. If performance were to fall between threshold and target or if performance were to fall between target and maximum, payout factors would be interpolated on a straight-line basis.

In setting the financial targets under our 2011 Incentive Plan, our CHR Committee focused on establishing targets for which attainment was not assured and which would require significant effort on the part of our named executive officers. For Fiscal 2011, target Corporate Adjusted EBITDA and Region/Division Adjusted EBITDA were based on our internal operating budget. The target amounts for PDS New Business and Commercial Awards were based on our internal sales goals as established by our sales and marketing division and approved by our Chief Executive Officer and Chief Financial Officer. The following table shows the payout percentages related to the achievement of consolidated corporate financial goals (Corporate Adjusted EBITDA) under our 2011 Incentive Plan:

Corporate Adjusted EBITDA

	Goal ($)	Performance (% of Target)	Payout Factor	Payout (% of Target Bonus)
Threshold	84.1 MM	90%	0.5x	50%
Target	93.5 MM	100%	1.0x	100%
Maximum	112.2 MM	120%	1.75x	175%

The following tables shows the payout percentages related to the achievement of regional and divisional (Commercial or PDS) financial goals (Region/Division Adjusted EBITDA) under our 2011 Incentive Plan:

North America (including Puerto Rico) Region Commercial Adjusted EBITDA

	Goal ($)	Performance (% of Target)	Payout Factor	Payout (% of Target Bonus)
Threshold	25.8 MM	90%	0.5x	50%
Target	28.7 MM	100%	1.0x	100%
Maximum	34.4 MM	120%	1.75x	175%

Global PDS Adjusted EBITDA

	Goal ($)	Performance (% of Target)	Payout Factor	Payout (% of Target Bonus)
Threshold	36.1 MM	90%	0.5x	50%
Target	40.1 MM	100%	1.0x	100%
Maximum	48.1 MM	120%	1.75x	175%

The following tables show the payout percentages related to the achievement of PDS and Commercial sales targets (PDS New Business and Commercial Awards) under our 2011 Incentive Plan:

PDS New Business

	Goal ($)	Performance (% of Target)	Payout Factor	Payout (% of Target Bonus)
Threshold	103.5 MM	90%	0.5x	50%
Target	115.0 MM	100%	1.0x	100%
Maximum	138.0 MM	120%	1.75x	175%

Commercial Awards

	Goal ($)	Performance (% of Target)	Payout Factor	Payout (% of Target Bonus)
Threshold	67.5 MM	90%	0.5x	50%
Target	75.0 MM	100%	1.0x	100%
Maximum	90.0 MM	120%	1.75x	175%

Individual Objectives

In addition to corporate and/or financial objectives, a component of each named executive officer’s bonus eligibility was based on the achievement of individual objectives. The individual goals were weighted in significance, totaling up to 100% of the individual award opportunity for Fiscal 2011. The threshold performance for the individual objectives was 50%, with a payout of 50% of target; target and maximum performance were each 100%, with a payout of 100% of target.

Individual objectives for each named executive officer included individual performance goals specific to such individual or his or her area of responsibility. Individual goals included timely achievement of certain strategic and financial goals, functional financial and budget goals, design and implementation of productivity measures, quality and compliance results, and development of new business opportunities, as follows:

•

James C. Mullen: (i) Achieve certain strategic goals, including the development of our strategic plan; (ii) fill key executive positions; (iii) improve our performance standard and culture; (iv) improve our financial performance; and (v) successfully resolve certain open issues at the time of hiring.

•

Mark J. Kontny: (i) Act as project sponsor on certain strategic projects; (ii) ensure the adequacy of resources across the network to deliver increased PDS program capacity; (iii) sponsor the development of an internal scientific forum to spotlight Patheon science and technology; and (iv) design and implement improved standardized project management practices, including an improved method for gathering customer feedback.

•

Geoff M. Glass: (i) Increase the number of customers in the top tier relationship status; (ii) develop certain higher-value client relationships; (iii) deliver certain marketing campaigns to drive new sales; and (iv) update Patheon positioning and marketing based on the corporate strategy.

•

Paul M. Garofolo: (i) Deliver all level 3 projects within budget and on time through the continued delivery of new methodologies tools and controls throughout the Corporate Technology Group; (ii) manage Patheon’s global capital expenditures at or below budget, while coordinating with line operations regarding key engineering decisions around both maintaining our sites and supporting client business development opportunities; (iii) manage the Global IT operations within or below budget; (iv) monitor and report on Global IT operating expenses each quarter and manage globally allocated spending for regional/ global contracts; (v) establish Global IT operating budget for Fiscal 2012.

•

Eric W. Evans: (i) Support the execution of key corporate initiatives, including corporate development, cost reduction, achieving sustained growth, cash generation and profitability initiatives; (ii) execute the SEC registration process; (iii) ensure accounting regulatory compliance; (iv) complete conversion to accounting principles generally accepted in the United States in accordance with regulatory requirements; (v) generate additional income and/or cash flow through Finance-led initiatives; (vi) enhance quality and consistency in the accounting, tax, cost accounting and financial planning functions; and drive certain process improvement initiatives.

•

Peter T. Bigelow: (i) Complete certain product, laboratory and warehouse transfers; (ii) increase revenue through the identification of new business opportunities and development of partnerships with key customers; (iii) enhance competitiveness through the implementation of productivity improvements and strategic capital investments; (iv) roll out the enhanced Operational Excellence initiative and quantify productivity benefits; (v) ensure excellent quality and compliance results at North American facilities; and (vi) ensure excellent execution of strategic development programs by driving improvements into the manufacturing of development materials and strengthening the interface between Patheon’s PDS and Operations groups.

2011 Incentive Plan Results

The following table shows the percentage of achievement of the financial objectives applicable to our named executive officers eligible for a bonus for Fiscal 2011:

Financial Objective	Target ($)	Actual($)	Achievement (%)
Corporate Adjusted EBITDA	93.5 MM	84.6 MM	91%
North American (including Puerto Rican) Commercial Adjusted EBITDA	28.7 MM	28.1 MM	98%
Global PDS Adjusted EBITDA	40.1 MM	30.3 MM	74%
PDS New Business	115.0 MM	132.5 MM	115%
Commercial Awards	75.0 MM	36.8 MM	49%

Accordingly, because we exceeded our threshold Corporate Adjusted EBITDA goal of 90%, all of our named executive officers were eligible for payouts under our 2011 Incentive Plan. We exceeded the minimum thresholds for payout under each of our Corporate Adjusted EBTIDA and North American Commercial Adjusted EBITDA objectives, resulting in a 55% and 90% payout under them, respectively.

We exceeded the target goal for our PDS New Business objective, resulting in a 160% payout under it. We did not achieve the minimum threshold for payout under either of our Global PDS Adjusted EBITDA or Commercial Awards objectives. Accordingly, no payouts were made in respect of these objectives. In addition, our CHR Committee determined that each of Mr. Mullen and Dr. Kontny met their individual performance objectives for Fiscal 2011 such that they were eligible for a full payout related to achievement of those objectives. Mr. Glass achieved 80% of his individual performance objectives for Fiscal 2011, and therefore he was eligible for an 80% payout related to achievement of those objectives. Mr. Garofolo achieved 98% of his individual performance objectives for Fiscal 2011, and therefore he was eligible for a 98% payout related to achievement of those objectives.

The following table shows the payouts made to each of our named executive officers eligible for a bonus under our 2011 Incentive Plan:

Name(1)	Target Bonus Opportunity	Target Fiscal 2011 Bonus ($)		Actual Bonus Under the 2011 Incentive Plan ($)
James C. Mullen	100%	661,730	(2)	423,507	(3)
Mark J. Kontny	45%	180,000		55,800	(4)
Geoffrey M. Glass	45%	157,500		110,250
Paul M. Garofolo	45%	145,294		98,654
Eric W. Evans	45%	166,950		—	(5)
Peter T. Bigelow	45%	191,250		—	(6)

(1)	Mr. Wheeler was not eligible to receive a bonus for Fiscal 2011. See “—2011 Bonus Opportunity.”
(2)	Represents prorated amount for Fiscal 2011, based on a $900,000 bonus target for a full year.
(3)	In addition to the amount Mr. Mullen earned under the 2011 Incentive Plan, in light of Mr. Mullen’s performance, our CHR committee also approved the payment of an additional discretionary bonus of $26,493 to provide Mr. Mullen with a total bonus equal to 50% of his annual base salary.
(4)	In addition to the amount Dr. Kontny earned under the 2011 Incentive Plan, our CHR Committee awarded Dr. Kontny a discretionary bonus of $43,000 to achieve compensation equity with other executive officers. The additional discretionary amount was recommended by our CEO and approved by our CHR Committee because it was felt that the amount of the bonus payable under our 2011 Incentive Plan created an inequitable result for Dr. Kontny, in view of his performance building new business and the overall performance of the PDS division during Fiscal 2011.
(5)	Mr. Evans’s employment with the Company ended on November 1, 2011. Since he was not employed with us at the time of payout, he was not eligible to receive an award under our 2011 Incentive Plan. See “—Termination and Change in Control Benefits.”
(6)	Mr. Bigelow’s employment with our Company ended on October 31, 2011. Since he was not employed with us at the time of payout, he was not eligible to receive an award under our 2011 Incentive Plan. However, pursuant to the terms of our consulting and separation agreement with him, if he is still providing consulting services to us on February 28, 2012, he will be entitled to receive a payment of $162,563, an amount equal to the amount which he would have received under the 2011 Incentive Plan.

Long-Term Incentives—Incentive Stock Option Plan

Overview

Long-term incentives are intended to motivate our named executive officers to achieve long-term corporate goals and to ultimately reward them for excellent corporate performance. Long-term incentives do not influence any other element of compensation. Our Incentive Stock Option Plan is designed to grant options to purchase our restricted voting shares to our named executive officers, directors and certain other persons in order to (i) encourage their productivity in furthering our growth and development; (ii) assist us in retaining and attracting executives with experience; and (iii) give us the ability to reward significant performance achievements.

Fiscal 2011 Grants

In connection with his hiring, we granted Mr. Mullen 5,000,000 options to purchase our restricted voting shares. Our CHR Committee believes that this grant was appropriately competitive in the circumstances, while providing a significant incentive for our CEO to increase shareholder value.

Equity Award Grant Practices

Our stock option grant practices provide that we may not issue stock options during a blackout period as defined in our trading policies. Quarterly blackout periods begin two weeks before the end of each fiscal quarter and end at the close of business on the second business day following the public release of our quarterly or annual financial results.

In addition, supplemental blackout periods are imposed to allow the receipt of material information by the market or in certain cases as determined by our CEO or General Counsel.

Perquisites and Personal Benefits

We provide certain perquisites and personal benefits to recruit and retain our named executive officers. The level of perquisites and personal benefits provided to our named executive officers does not influence any other element of compensation.

Our group benefits are intended to provide competitive and adequate protection in case of sickness, disability or death. We offer health, dental, pension or retirement, life insurance and disability programs to all of our employees on the same basis. In addition, our named executive officers receive certain enhanced benefits for medical, dental, vision, life insurance and disability, including premium waivers and enhanced coverage.

In addition to enhanced health, life insurance and related benefits, during Fiscal 2011, our named executive officers, other than Mr. Mullen, also received automobile allowances (our former CEO, Mr. Wheeler, was provided with a general executive allowance). Certain executives also received relocation benefits and incentives (and related tax gross-ups) to offset the cost of their relocation to our U.S. headquarters. Our former CEO, Mr. Wheeler, and our former CFO, Mr. Evans, also received payments for country club memberships during Fiscal 2011.

Benefits Relating to Termination and Change in Control

Our named executive officers are covered by termination and change in control provisions in their employment agreements. The events that trigger payment under these arrangements were determined through the negotiation of the applicable employment agreement. In addition, our Incentive Stock Option Plan and certain of the award agreements entered into thereunder contain change in control provisions.

Risk Management

Our CHR Committee and our Board endeavor to design our compensation programs to help ensure that these programs do not encourage our executive officers to take unnecessary and excessive risks that could harm our long-term value. We believe that the following components of our executive compensation program, which are discussed more fully above, discourage our executive officers from taking unnecessary or excessive risks:

•	Base salaries and personal benefits are sufficiently competitive and not subject to performance risk.

•	We have increased the vesting period of our stock option awards from three years to five years to better align our executives’ interests with the long-term interests of our shareholders.

•	We have amended our Incentive Stock Option Plan to reduce the exercise period for options following an employee’s termination of employment.

•	Corporate and individual performance objectives for our executive officers are generally designed to be achievable with sustained and focused effort.

•

Minimum thresholds apply to all components of our annual incentive plans for both (i) the funding of the plans and (ii) payout levels of performance objectives, including individual performance objectives.

•

Our annual incentive plans are, subject to applicable regulations, discretionary, and we have documented our reserved right to amend or discontinue our incentive plans at any time with or without notice.

•	In order for an employee to receive a payout under one of our annual incentive plans, he or she must be employed at the time of payout, unless our Board determines otherwise.

•

In order for an employee to be an eligible participant in one of our annual incentive plans, he or she must have completed at least three months of active employment with us prior to the applicable fiscal year’s end.

Tax and Accounting Considerations

Tax and accounting considerations generally do not have a material impact on our compensation decisions. However, our CHR Committee does consider the accounting and cash flow implications of various forms of executive compensation.

In our consolidated financial statements, we record salaries and bonuses as expenses in the amount paid or to be paid to the named executive officers. Accounting rules also require us to record an expense in our consolidated financial statements for stock option awards, even though such awards are not paid as cash to employees. Our CHR Committee believes that the many advantages of equity compensation more than compensate for the non-cash accounting expense associated with it.

Policy with Respect to Short-Term Trading and Short Selling

Under our trading policy, except with prior approval of our Chief Executive Officer or our General Counsel, our directors, officers and certain designated employees may not buy and sell, or sell and buy, our restricted voting shares within a six-month time period. Our directors, officers and certain designated employees are also prohibited from short selling our restricted voting shares.

Compensation Committee Report

The Compensation and Human Resources Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION AND HUMAN RESOURCES COMMITTEE

Michel Lagarde, Chair

Daniel Agroskin

Joaquín B. Viso

Compensation Program Risk Assessment

We have conducted a risk assessment of our compensation policies and practices for all of our employees (not just our executive officers). Based on this review, we concluded that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on us. Our risk assessment included a review of program policies and practices; program analysis to identify risk and risk control related to the programs; and determinations as to the sufficiency of risk identification, the balance of potential risk to potential reward, risk control and the support of the programs and their risks to our strategy. Although we reviewed all compensation programs, we focused on the programs with variability of payout (e.g., short-term and long-term incentive programs), with the ability of a participant to directly affect payout and the controls on participant action and payout. As part of our review, we specifically noted the following factors that reduce the likelihood that excessive risk taking would have a material adverse effect on us: (i) a strong internal control structure, including business, legal and finance review of our customer contracts prior to entry into such contracts; (ii) payment to our employees of competitive base salaries and benefits that are not subject to performance risk; and (iii) a mix between cash and noncash and short-term and long-term compensation.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)

James C. Mullen	2011	661,730	26,493	7,007,005	423,507	59,176	8,177,911
Chief Executive Officer (from February 7, 2011)

Mark J. Kontny	2011	400,000	43,000	—	55,800	99,720	598,520
President, Global PDS and Chief Scientific Officer

Geoffrey M. Glass	2011	350,000	—	—	110,250	25,950	486,200
Executive Vice President, Sales and Marketing	2010	350,000	—	269,434	121,589	210,997	952,020

Paul M. Garofolo	2011	322,875	—	—	98,654	33,980	455,509
Executive Vice President, PDS Global Business and Chief Technology Officer

Wesley P. Wheeler	2011	54,166	—	—	—	1,303,221	1,357,387
Chief Executive Officer (until November 30, 2010)	2010	625,000	—	532,188	460,000	102,133	1,719,321

Eric W. Evans	2011	371,000	—	—	—	35,980	406,980
Chief Financial Officer and Executive Vice President (until November 1, 2011)	2010	360,500		335,031	151,843	32,003	879,377

Peter T. Bigelow	2011	425,000	—	—	—	104,051	529,051
President, North American Operations (through October 31, 2011) (and Interim Chief Executive Officer between December 1, 2010 and February 6, 2011)	2010	318,750	100,000	442,338	40,736	76,299	978,123

(1)	We have entered into employment agreements with each of our named executive officers that set an initial base salary at the time of hire. Thereafter, base salary for our CEO is determined by our Board, and base salary for our other executive officers is approved by our CHR Committee. See “—Compensation Discussion and Analysis—Fixed Compensation—Base Salary.”
(2)	The amounts shown in this column for Mr. Mullen and Dr. Kontny represent discretionary bonuses awarded by our CHR Committee to these executive officers. The amount shown in this column for Mr. Bigelow for Fiscal 2010 represents a signing bonus of $100,000.
(3)	The amounts shown in this column represent the aggregate grant date fair value of awards granted during Fiscal 2011 or Fiscal 2010, as applicable, computed in accordance with Financial Accounting Standards Board Accounting Standard Codification Topic 718 and do not reflect the compensation actually received by the named executive officer. These award values have been determined based on certain assumptions, which are described in Note 11 to our consolidated financial statements included in our Annual Report on Form 10-K for Fiscal 2011.
(4)

This column reflects the amounts paid under our 2011 Incentive Plan or 2010 Annual Performance Incentive Plan, as applicable. For Fiscal 2011, Mr. Mullen’s employment agreement guaranteed him a minimum bonus of 50% of his prorated base salary, or $330,865. The amount he was entitled to under the 2011 Incentive Plan, which is reported in this column, exceeded the amount of his guaranteed bonus. Since Mr. Wheeler was not employed with us at the time we adopted our 2011 Incentive Plan, he was not eligible for a payout thereunder. Mr. Wheeler’s bonus for Fiscal 2010 was paid pursuant to the terms of his separation agreement with us effective November 30, 2010. See “— Termination and Change in Control Benefits.” Since Messrs. Evans and Bigelow were not employed with us at the time our CHR Committee approved payments under our 2011 Incentive Plan, they were not eligible for payouts thereunder. However, pursuant to the terms of our consulting and separation agreement with Mr. Bigelow, if he is still providing services thereunder to us on February 28, 2012, he will be entitled to receive a payment of $162,563, an amount equal to the amount which he would have received under the 2011 Incentive Plan.
(5)	The amounts shown in this column represent company matching contributions to the 401(k) retirement plan, the cost of supplemental health and insurance benefits, life insurance premiums, the cost of automobile allowances, relocation expenses, tax gross-ups and other perquisites or personal benefits. Details are provided below in “—All Other Compensation Table.” The amount shown for Mr. Wheeler includes $1,300,000 in salary continuance paid pursuant to his separation agreement with the Company effective November 30, 2010. See “—Termination and Change in Control Benefits.”

All Other Compensation Table

The following table sets forth each component of the “All Other Compensation” column of the Summary Compensation Table for Fiscal 2011.

Name	401(k) Matching Contribution ($)	Cost of Supplemental Health and Insurance Benefits and Life Insurance ($)(1)	Cost of Automobile Allowance ($)(2)	Relocation Expenses ($)(3)	Other ($)(4)	Tax Gross-Ups ($)(5)	Total ($)
James C. Mullen	—	9,780	—	27,565	—	21,831	59,176
Mark J. Kontny	8,478	9,780	14,400	38,532	—	28,530	99,720
Geoffrey M. Glass	1,770	9,780	14,400	—	—	—	25,950
Paul Garofolo	9,800	9,780	14,400	—	—	—	33,980
Wesley P. Wheeler	—	691	2,095	—	1,300,435	—	1,303,221
Eric W. Evans	9,800	9,780	14,400	—	2,000	—	35,980
Peter T. Bigelow	13,362	9,780	14,400	37,500	—	29,009	104,051

(1)	The amounts in this column represent the incremental dollar value of medical, vision, dental, and long-term disability insurance premiums paid by us on behalf of our named executive officers in Fiscal 2011 above the amounts generally available to all employees, as well as supplemental health benefits, including enhanced medical benefits beyond those generally available to all employees, as well as the value of life insurance premiums paid for the benefit of our named executive officers.
(2)	Some of our named executive officers receive a car allowance to pay for automobile-related expenses. The amounts in this column reflect the cost of such allowances, as well as the prorated amount of a $25,000 per year general executive allowance for Mr. Wheeler.
(3)	In Fiscal 2011, Messrs. Mullen and Bigelow and Dr. Kontny received benefits pursuant to our executive relocation program. These amounts are taxable benefits, which are “grossed-up” based on the individual’s applicable tax rate.
(4)	The amounts in this column for Mr. Wheeler represent amounts paid by the Company for a country club membership, plus a termination payment of $1,300,000 pursuant to his separation agreement with the Company dated November 30, 2010. The amount in this column for Mr. Evans represents the amount paid by the Company for a country club membership.
(5)	The amounts in this column represent tax gross-ups paid to our name executive officers in connection with relocation expenses benefits provided to them.

Grants of Plan-Based Awards in Fiscal 2011

The following table provides information about stock options and non-equity incentive plan awards granted to our named executive officers in Fiscal 2011. All stock options were granted under our Incentive Stock Option Plan. All non-equity incentive plan awards were made under our 2011 Incentive Plan.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)
Name	Grant Date	Approval Date (2)	Threshold ($)	Target ($)	Maximum ($)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards (Canadian $/share) (3)	Grant Date Fair Value of Option Awards ($)
James C. Mullen			330,865	661,730	1,058,768
	Mar. 14, 2011	Feb. 3, 2011				5,000,000	2.62	7,007,005
Mark J. Kontny			90,000	180,000	288,000
	—	—				—	—	—
Geoffrey M. Glass			78,750	157,500	252,000
	—	—				—	—	—
Paul M. Garofolo			72,647	145,294	221,573
	—	—				—	—	—
Wesley P. Wheeler			—	—	—
	—	—				—	—	—
Eric W. Evans (4)			83,475	166,950	267,120
	—	—				—	—	—
Peter T. Bigelow (5)			95,625	191,250	306,000
	—	—				—	—	—

(1)	The dollar amounts in these columns represent the potential threshold, target and maximum cash payouts under our 2011 Incentive Plan. For Mr. Mullen, these amounts were prorated based on the salary he earned during Fiscal 2011. Our performance measures and financial results are discussed more fully in “—Compensation Discussion and Analysis.” The actual amounts paid for Fiscal 2011 are shown in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. Since Mr. Wheeler was not employed with us at the time we adopted the 2011 Incentive Plan, he was not eligible for any potential payments thereunder.
(2)	This column indicates the dates on which our Board approved options that could not be granted on the same day due to a blackout period in effect at that time.
(3)	The exercise price displayed equals the closing price of our restricted shares on the TSX on the date of grant.
(4)	Mr. Evans’s employment with the Company was terminated on November 1, 2011. The terms of Mr. Evans’s employment agreement provide that if we terminate his employment other than for Cause, we are required to pay him, among other payments, the average bonus he earned during the previous two years of employment prior to the termination, within 30 days after termination.
(5)	Mr. Bigelow resigned from his employment with us effective as of the close of business on October 31, 2011. The terms of Mr. Bigelow’s separation and consulting agreement with us provide that if he is still performing services on February 28, 2012, he will be entitled to receive an amount equal to the amount he would have received under our 2011 Incentive Plan had he remained actively employed by us at the time of plan payout.

Narrative Discussion of Summary Compensation Table and Grants of Plan-Based Awards Table

This section discusses certain plans and arrangements pursuant to which our named executive officers received the compensation reported in the Summary Compensation Table and Grants of Plan-Based Awards Table. For further information about the process for determining executive compensation, compensation decisions made for Fiscal 2011 and the relationships among different elements of compensation, see “—Compensation Discussion and Analysis.”

Employment Agreements

We have entered into employment agreements with each of our named executive officers that generally outline, among other things, the officer’s term of employment, initial base salary, signing bonus, initial option grants and performance bonus eligibility. Our named executive officers are generally entitled to participate in all benefit plans, including deferred compensation and retirement, welfare, perquisites, fringe benefit and life insurance plans, that may be in effect from time to time for senior executives generally. Additional information regarding the material terms of our employment agreements with each of our named executive officers, including information regarding initial option awards granted during Fiscal 2011, is described below. For information about the termination and change in control benefits provided for in these agreements, see “—Termination and Change in Control Benefits.”

James C. Mullen

We employed Mr. Mullen as our Chief Executive Officer, effective February 7, 2011. Under his employment agreement, Mr. Mullen is entitled to an initial base salary of $900,000 per year, prorated for Fiscal 2011 from the effective date of his agreement, and subject to revisions by our Board, for increase only. Mr. Mullen is also eligible to receive a target performance bonus of up to 100% of his base salary based on achieving financial and other targets set by our Board and our CHR Committee, and for Fiscal 2011, such performance bonus is not to be less than 50% of Mr. Mullen’s annual base salary, pro-rated from the effective date of his agreement. In addition, we granted Mr. Mullen an initial award of 5,000,000 stock options on March 14, 2011. These options vest in five annual installments commencing on the first anniversary of the effective date of Mr. Mullen’s employment agreement and have a ten-year term.

Mark J. Kontny, Ph.D.

We employed Mark J. Kontny, Ph.D., in April 2010 as President, Global Pharmaceutical Development Services, and Chief Scientific Officer. Under his employment agreement, Dr. Kontny is entitled to an annual base salary of $400,000, and a target bonus of 45% of his annual base salary based on achieving predetermined financial and other targets set by our Chief Executive Officer. In addition, Dr. Kontny is entitled to a car allowance of $1,200 per month and certain relocation benefits pursuant to our executive relocation program.

Geoffrey M. Glass

We employed Mr. Glass as our Senior Vice President, Strategy, Corporate Development and Integration, for an indefinite term, effective April 1, 2009, and promoted him to our Executive Vice President, Global Strategy, Sales and Marketing, effective October 1, 2009. Under his employment agreement, as amended, Mr. Glass is entitled to an annual base salary of $350,000, subject to review by our Chief Executive Officer, for increase only, and a target bonus of 45% of his annual base salary based on achieving predetermined financial and other targets set by our Chief Executive Officer. In addition, Mr. Glass is entitled to a car allowance of $1,200 per month and certain relocation benefits pursuant to our executive relocation program.

Paul M. Garofolo

Patheon entered into an employment agreement with Mr. Garofolo as Chief Information Officer on May 12, 2008 for an indefinite term. Mr. Garofolo's employment agreement was amended on November 23, 2008, when we promoted him to Executive Vice President, Corporate Technology. Under the amended terms, his base salary was increased to $315,000 and his bonus target was increased to 45%. In Fiscal 2010, our CHR Committee approved a base salary increase for Mr. Garofolo to $322,875, effective May 1, 2010. On August 1, 2011, Mr. Garofolo entered into an addendum to his amended employment agreement, which changed Mr. Garofolo’s role to Executive Vice President, PDS Global Business Operations & Chief Technology Officer. All other terms and conditions of his employment agreement, as amended, remain in effect.

Wesley P. Wheeler

We employed Mr. Wheeler as our President and Chief Executive Officer, effective December 3, 2007. His initial term of employment was two years, with automatic renewal for successive one-year terms unless either we or Mr. Wheeler notified the other of intention not to renew the agreement for an additional term at least 90 days prior to each anniversary of the effective date of the agreement.

Under his employment agreement, as amended, Mr. Wheeler was entitled to an initial annual base salary of $600,000, subject to revisions by our Board, for increase only, and to receive a target performance bonus of up to 100% of his base salary based on achieving financial and other targets set by our Board and our CHR Committee. In Fiscal 2010, our Board approved an increase in Mr. Wheeler’s salary to $650,000. In addition, Mr. Wheeler was entitled to an allowance of $25,000 per year for the cost of an automobile, financial planning services and additional insurance not already provided by us. Mr. Wheeler was also entitled to relocation assistance in connection with the opening of our U.S. headquarters in the form of closing and moving costs.

Mr. Wheeler’s employment with us was terminated effective November 30, 2010.

Eric W. Evans

We employed Mr. Evans as our Chief Financial Officer for an indefinite term, effective May 27, 2008. Under his employment agreement, Mr. Evans was entitled to an initial annual base salary of $350,000, subject to review by our Chief Executive Officer, for increase only, and was entitled to receive a performance bonus of not less than 45% of his base salary based on achieving financial and other targets set by our Chief Executive Officer. In Fiscal 2010, our CHR Committee approved a base salary increase for Mr. Evans to $371,000, effective May 1, 2010. In addition, Mr. Evans was entitled to $2,000 annually for club membership expenses, $1,200 per month for car related expenses and certain relocation benefits pursuant to our executive relocation program.

Mr. Evans’s employment with us was terminated effective November 1, 2011.

Peter T. Bigelow

We employed Mr. Bigelow as our President, North American Operations, for an indefinite term, commencing on February 1, 2010. Under his employment agreement, Mr. Bigelow was entitled to an annual base salary of $425,000, subject to review by our Chief Executive Officer, for increase only, and a target bonus of not less than 45% of his annual base salary based on achieving financial and other targets as set by our Chief Executive Officer. In addition, Mr. Bigelow was entitled to a car allowance of $1,200 per month, temporary living accommodations for up to 12 months and certain relocation benefits pursuant to our executive relocation program.

Mr. Bigelow resigned from his employment with us effective as of the close of business on October 31, 2011.

Option Awards

During Fiscal 2011, we made option awards under our Incentive Stock Option Plan. These option awards included a grant of 5,000,000 options to our CEO, James C. Mullen on March 14, 2011. All Fiscal 2011 option awards vest in five annual installments commencing on the first anniversary of the grant date and have a term of ten years. The exercise price of restricted voting shares subject to an option is determined at the time of grant. Our Incentive Stock Option Plan provides that the exercise price may not be less than the closing price of the restricted voting shares on the TSX (or on such other stock exchange in Canada or the United States on which restricted voting shares may be then listed and posted) on the date of the grant.

Outstanding Equity Awards as of October 31, 2011

			Option Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#)Unexercisable		Option Exercise Price (Canadian $/ share)	Option Expiration Date (1)

James C. Mullen	03/14/2011	(3)	—		5,000,000		2.62	03/13/2021

Mark J. Kontny	06/15/2010	(3)	116,667		233,333		2.60	06/14/2017

Geoffrey M. Glass	10/26/2009	(2)	100,000		50,000		2.58	10/26/2016
	03/17/2010	(3)	18,000		72,000		2.59	03/16/2020
	06/15/2010	(3)	21,400		85,600		2.60	06/14/2020

Paul M. Garofolo	06/19/2008	(2)	75,000		—		4.16	06/19/2015
	10/26/2009	(2)	33,333		16,667		2.58	10/26/2016
	03/17/2010	(3)	18,000		72,000		2.59	03/16/2020
	06/15/2010	(3)	26,400		105,600		2.60	06/14/2020

Wesley P. Wheeler	12/18/2007	(2)	470,000	(5)	—		3.14	12/18/2014
	12/18/2007	(2)	840,000	(5)	—		3.14	12/18/2014
	03/17/2010	(3)	—		—	(4)	—	—

Eric W. Evans	06/19/2008	(2)	200,000		—		4.16	06/19/2015
	10/26/2009	(2)	66,667		33,333		2.58	10/26/2016
	03/17/2010	(3)	22,000		88,000		2.59	03/16/2020
	06/15/2010	(3)	27,000		108,000		2.60	06/14/2020

Peter T. Bigelow	03/17/2010	(2)	24,000		—		2.59	03/16/2017
	03/17/2010	(3)	66,667		—		2.59	03/16/2020

(1)	Options have either a seven-year or a ten-year term. Upon termination of employment, the recipient forfeits all rights to unvested options. In addition, depending on the nature of the termination and whether our CHR Committee exercises its discretion in certain circumstances, vested options generally expire on the earlier of the expiration date shown and between 12 and 24 months following termination if not exercised. As amended in March 2011, our Incentive Stock Option Plan provides that the post-termination expiration period for vested options is generally between three and 12 months following termination.
(2)	This option grant vests in three equal installments of one-third on each of the first, second and third anniversaries of the Grant Date.
(3)	This option grant vests in five equal installments of one-fifth on each of the first, second, third, fourth and fifth anniversaries of the Grant Date.
(4)	Mr. Wheeler forfeited all of his unvested option awards on November 30, 2010, the date of his separation from the Company.
(5)	Mr. Wheeler forfeited all of his vested but unexercised option awards on November 30, 2011, 12 months following the date of his separation from the Company.

Termination and Change in Control Benefits

The following contracts, agreements, plans and arrangements provide for payments to the applicable named executive officers at, following or in connection with either (i) certain terminations of employment or (ii) a change in control of our Company.

Stock Option Awards

Our Incentive Stock Option Plan includes change in control provisions. Under our Incentive Stock Option Plan, a change in control means the occurrence of either of the following: (i) any person, other than JLL, becomes a beneficial owner of more than 30% of the voting power of our then outstanding securities entitled to vote generally in the election of directors (with certain exceptions); or (ii) the consummation of a merger, amalgamation, arrangement, business combination, reorganization or consolidation or sale or other disposition of substantially all of the assets of our Company, with certain exceptions (a “Plan Change in Control”). In the event of a Plan Change in Control, each option granted and outstanding under our Incentive Stock Option Plan will become immediately exercisable, even if such option is not otherwise vested or exercisable in accordance with its terms. Further, in the event of a Plan Change in Control or potential Plan Change in Control, our Board will have the power, subject to restrictions on amendments for which shareholder approval is required, to change the terms of the options as it considers fair and appropriate in the circumstances.

Under the terms of the options granted in Fiscal 2011, a change in control means the occurrence of any of the following: (i) any person other than JLL becomes a beneficial owner of more than 50% of the voting power of our then outstanding securities entitled to vote generally in the election of directors; (ii) our shareholders’ approval of a dissolution or liquidation of our Company; (iii) the consummation of a reorganization, merger, consolidation or amalgamation to which our Company is a party and, as a result of which, persons other than the shareholders of our Company immediately prior to such reorganization, merger, consolidation or amalgamation cease to own at least 50% of the voting power of the then outstanding voting securities of the surviving corporation in such reorganization, merger, consolidate or amalgamation entitled to vote generally in the election of directors; (iv) the sale or other disposition of all or substantially all the assets of our Company; and (v) a majority of the seats of our Board, other than vacant sets, are held by persons who were not directors at the option’s grant date and were neither (a) nominated for election by our Board nor (b) appointed by directors so nominated.

Employment Agreements

Our employment agreements with our named executive officers contain certain provisions concerning benefits in the event of their termination generally or their termination after a change in control of our Company. The employment agreements generally provide that upon termination within a certain period of time following a change in control, to the extent not otherwise provided in our Incentive Stock Option Plan or the stock option award agreement, the executive officer’s unvested stock options will immediately vest and become exercisable.

Additionally, the employment agreements generally provide that if we terminate an executive officer without Cause (as defined below) or if he or she terminates his or her employment for Good Reason (as defined below), our Affiliated Group (defined as our Company or any entity controlled by, controlling or under common control with our Company) will pay or provide, or cause to be paid or provided, to the executive officer any other amounts or benefits required to be paid or provided or which the executive officer is eligible to receive under any plan, program, policy or practice or contract or agreement of our Affiliated Group, in accordance with the terms of such plan, program, policy or practice or contract or agreement, based on accrued and vested benefits through the date of such termination. Generally, executive officers are only entitled to receive severance benefits under their employment agreements if they execute and do not revoke a waiver and release drafted by us within a prescribed time following termination of employment.

In addition, the employment agreements with each of our named executive officers include requirements related to confidentiality, non-solicitation and noncompetition. The non-solicitation and noncompetition requirements extend for 12 months following each named executive officer’s termination of employment (24 months for Mr. Mullen and Mr. Wheeler). These requirements apply to all terminations, except that Mr. Evans’s and Mr. Glass’s noncompetition provisions do not apply if those executives are terminated other than for Cause (as defined in the applicable agreement).

Additional information regarding the material terms of our employment agreements with each of our named executive officers is described below.

James C. Mullen

Mr. Mullen’s employment agreement provides that if we terminate his employment without Cause, or if he terminates his employment for Good Reason, we are required to pay him severance equal to two years of his then current base salary, payable in 24 equal monthly installments. In addition, with respect to the initial grant to him of 5,000,000 options, if we terminate Mr. Mullen’s employment without Cause, for incapacity or for death, or if he terminates his employment for Good Reason, a pro-rata portion of such options in which Mr. Mullen would have become vested on the following anniversary of the effective date of his agreement will become immediately vested and exercisable on the date of his termination; provided, however, that if such termination occurs within six months of the effective date of his agreement, 500,000 of such options will immediately become vested and exercisable as of the date of such termination. If Mr. Mullen is terminated under circumstances entitling him to accelerated vesting of his options, he will be permitted to exercise his vested options within three months after the date of such termination. Mr. Mullen’s right to such benefits is contingent upon his continued compliance with the confidentiality, non-disparagement, non-solicitation and non-competition provisions of his agreement.

Mark J. Kontny

Dr. Kontny’s employment agreement provides that if we terminate his employment other than for Cause or if he terminates his employment for Good Reason, we are required to pay him severance equal to his annual base salary, plus an amount determined by our Board in its sole discretion to reflect the annual incentive Dr. Kontny would have otherwise earned during the year in which the termination occurs, in 12 equal monthly payments.

Geoffrey M. Glass

Mr. Glass’s employment agreement, as amended, provides that if we terminate his employment other than for Cause or if he terminates his employment for Good Reason, we are required to pay him severance equal to his annual base salary, plus an amount determined by our Board in its sole discretion to reflect the annual incentive Mr. Glass would have otherwise earned during the year in which the termination occurs, in 12 equal monthly payments.

Paul M. Garofolo

Mr. Garofolo’s employment agreement, as amended, provides that if we terminate his employment other than for Cause or if he terminates his employment for Good Reason, we are required to pay him a lump sum severance payment equal to his annual base salary for one year, plus the average bonus he earned during the previous two years of employment prior to the termination, within 60 days after termination. If such termination occurs at any time within a 12-month period following a Change in Control, Mr. Garofolo will instead be entitled to receive a lump sum severance payment equal to his annual base salary, plus his target annual bonus, within 60 days of the termination date.

Wesley P. Wheeler

Mr. Wheeler’s employment agreement, as amended, provided that, during the term of his employment agreement, if we terminated his employment other than for Cause, if he terminated his employment for Good Reason or if his employment terminated as a result of his death or disability, we were required to pay him severance equal to his annual base salary for two years, in 24 equal monthly installments. If such termination of Mr. Wheeler’s employment by us or him occurred at any time within a six-month period following a Change in Control (as defined below), Mr. Wheeler would have instead been entitled to receive his annual base salary for two years, plus his target performance bonus for two years, in 24 equal monthly installments.

Mr. Wheeler’s employment with us was terminated other than for Cause effective November 30, 2010. In accordance with the terms of his employment agreement, Mr. Wheeler is receiving a total of $1,300,000 in salary continuance payments, payable in 24 equal monthly installments. Mr. Wheeler was also awarded a bonus of $460,000 based on the terms of our 2010 Annual Performance Incentive Plan (the “2010 Incentive Plan”), pursuant to the terms of his separation agreement, which provides, in part, that Mr. Wheeler remained eligible for a bonus under the 2010 Incentive Plan payable in accordance with the terms of such plan, as determined in the sole discretion of our Board and in a manner consistent with the method used to determine incentive plan payouts of our other senior executives. In addition, the separation agreement contained the general release referenced under “—Employment Agreements,” and Mr. Wheeler did not revoke it during the prescribed period.

Eric W. Evans

Mr. Evans’s employment agreement provided that if we terminated his employment other than for Cause or if he terminated his employment for Good Reason, we were required to pay him a lump sum severance payment equal to his annual base salary for one year, plus the average bonus he earned during the previous two years of employment prior to the termination, within 30 days after termination. If such termination occurred at any time within a 12-month period following a Change in Control, Mr. Evans would have instead been entitled to receive a lump sum severance payment equal to his annual base salary, plus his target annual bonus, within 60 days of the termination date.

Mr. Evans resigned from his employment with us as of November 1, 2011. In accordance with the terms of his separation agreement, Mr. Evans received $537,950 in cash in satisfaction of the amounts payable to him under his employment agreement. In addition, the separation agreement with Mr. Evans contained the general release referenced under “—Employment Agreements,” and Mr. Evans did not revoke it during the prescribed period.

Peter T. Bigelow

Mr. Bigelow’s employment agreement provided that if we terminated his employment other than for Cause or if he terminated his employment for Good Reason, we were required to pay him severance equal to his annual base salary, plus an amount determined by our Board in its sole discretion to reflect the annual incentive Mr. Bigelow would have otherwise earned during the year in which the termination occurred, in 12 equal monthly installments.

Mr. Bigelow resigned from his employment with us effective as of the close of business on October 31, 2011. In connection with his resignation, Mr. Bigelow entered into a separation and consulting agreement with us that provides that we will pay him $24,583 per month for consulting services, not to exceed an aggregate amount of $295,000 until the earlier of October 31, 2012 or the date upon which Mr. Bigelow secures a full-time employment engagement commensurate with his skills and experiences, at which time, in consideration for his execution, non-revocation of and compliance with a release, we will pay him an additional $70,000. Pursuant to his separation and consulting agreement, if Mr. Bigelow is still providing us consulting services on February 28, 2012, he will be entitled to receive a milestone payment in an amount equal to that which he would have received under our 2011 Incentive Plan had he remained actively employed by us at the time of plan payout. Mr. Bigelow’s separation and consulting agreement also contains confidentiality requirements and noncompetition and non-solicitation requirements that extend for 12 months following the end of the applicable consulting period under the agreement.

For purposes of the employment agreements with our named executive officers, the terms below have the following meanings:

“Cause” means the determination, in good faith, by our Board, after notice to the executive officer and, if curable, a reasonable opportunity to cure, that one or more of the following events have occurred: (i) the executive officer has failed to perform his material duties, and such failure has not been cured after a period of 30 days notice from us; (ii) any reckless or grossly negligent act by the executive officer having the effect of injuring the interests, business or reputation of any member of our Affiliated Group; (iii) the executive officer’s commission of any felony (including entry of a nolo contendere plea); (iv) any misappropriation or embezzlement of the property of any member of our Affiliated Group; or (v) breach by the executive officer of any material provision of his employment agreement. Under Mr. Mullen’s employment agreement, such breach of a material provision must, if curable, remain uncured for a period of 30 days after receipt by him of written notice from us of such breach, which notice must contain the specific reasonable cure requested, in order to constitute “Cause.”

“Change in Control” means any of the following events: (i) any person, other than JLL, becomes a beneficial owner of more than 50% of the voting power of our then outstanding securities entitled to vote generally in the election of directors; (ii) consummation of a merger or consolidation of our Company or any of our direct or indirect subsidiaries with any other company (with certain exceptions); or (iii) shareholder approval of complete liquidation or dissolution of our Company or disposition by us of all or substantially all of our assets.

“Good Reason” means the occurrence of any of the following events without the executive officer’s consent: (i) a material reduction in the executive officer’s duties or responsibilities or the assignment to the executive officer of duties materially inconsistent with his position; or (ii) a material breach by us of the executive officer’s employment agreement. “Good Reason” also included, under Mr. Bigelow’s employment agreement, and includes, under Dr. Kontny’s employment agreement, requiring Mr. Bigelow and Dr. Kontny, respectively, to work more than 50 miles from his principal office on commencement of his employment. Under Mr. Glass’s employment agreement, any future reduction or total elimination of Mr. Glass’s global sales and marketing duties or responsibilities by us will not constitute, for the purposes of determining the existence of Good Reason, (i) a material reduction by us of Mr. Glass’s duties or responsibilities; (ii) the assignment of duties or responsibilities materially inconsistent with his position; or (iii) a material breach of the employment agreement. A termination of the executive officer’s employment by him is not deemed to be for Good Reason unless (i) he gives notice to us of the existence of the event or condition constituting Good Reason within 30 days after such event or condition initially occurs or exists; (ii) we fail to cure such event or condition within 30 days after receiving such notice; and (iii) his “separation from service” within the meaning of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), occurs not later than 90 days after such event or condition initially occurs of exists. Under Mr. Mullen’s employment agreement, “Good Reason” also includes removal of him from his position. Mr. Mullen’s agreement also provides that no termination for Good Reason is effective unless (i) he gives us written notice within 60 days of becoming aware of the initial occurrence of the event or condition constituting Good Reason and the specific reasonable cure requested by him; (ii) we have failed to cure such event or condition within 30 days of receiving such notice; and (iii) he resigns within 30 days of the initial occurrence. Furthermore, Mr. Mullen may not resign for Good Reason if, on the date of notice to us, (i) grounds exist for his termination by us for Cause or (ii) he has already given us notice of (a) the non-renewal of his agreement at the end of its term or (b) his intention to resign without Good Reason.

Potential Payments Upon Termination or Change in Control

The following table summarizes the estimated amounts payable to each named executive officer (other than Messrs. Wheeler and Bigelow, whose actual payments paid on their termination are discussed above) in the event of a termination of employment or change in control, or both. These estimates are based on the assumption that the various triggering events occurred on October 31, 2011, the last business day of Fiscal 2011.

We have noted below the other material assumptions used in calculating the estimated payments under each triggering event. The actual amounts that would be paid to a named executive officer upon termination of employment can only be determined at the time an actual triggering event occurs.

Name	Triggering Event (1)	Severance ($)	Bonus ($)(2)	Equity ($)(3)	Total ($)
James C. Mullen	Death/Disability	—	—	—	—
	Other than for Cause/ For Good Reason	1,800,000	—	—	1,800,000
	Change in Control	1,800,000	—	—	1,800,000

Mark J. Kontny	Other than for Cause/ For Good Reason	400,000	55,800	—	455,800
	Change in Control	400,000	55,800	—	455,800

Geoffrey M. Glass	Other than for Cause/ For Good Reason	350,000	110,250	—	460,250
	Change in Control	350,000	110,250	—	460,250

Paul M. Garofolo	Other than for Cause/ For Good Reason	322,875	121,742	—	444,617
	Change in Control	322,875	145,294	—	468,169

Name	Triggering Event (1)	Severance ($)	Bonus ($)(2)	Equity ($)(3)	Total ($)
Eric W. Evans(4)	Other than for Cause/ For Good Reason	371,000	145,922	—	516,922
	Change in Control	371,000	166,950	—	537,950

(1)	The triggering event is termination from employment as described in the preceding section except that, in the case of a change in control, the triggering event is termination other than for cause (or without cause) or for good reason (as defined) following a change in control (double trigger) for all elements except equity (as the value of accelerated vesting occurs upon a change in control regardless of whether employment is terminated).
(2)	The values shown represent the payments that could have been made to our named executive officers pursuant to their respective employment agreements. See “—Employment Agreements.”
(3)	No value was included in this column for the assumed exercise of any stock options as the exercise prices of the outstanding stock option awards were all above the closing price of our stock on the TSX on October 31, 2011.
(4)	Mr. Evans resigned from his employment with us effective as of November 1, 2011. In accordance with the terms of his separation agreement, Mr. Evans received $537,950 in cash in satisfaction of the amounts payable to him under his employment agreement.

Director Compensation for Fiscal 2011

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Roy T. Graydon	16,986	11,416	28,402
Joaquín B. Viso	83,500	32,000	115,500
Derek J. Watchorn(3)	45,500	32,000	77,500
Ramsey A. Frank	145,000	—	145,000
Paul S. Levy	44,000	32,000	76,500
Thomas S. Taylor	80,000	32,000	112,000
Daniel Agroskin	60,000	32,000	92,000
Brian G. Shaw	83,000	32,000	115,000
David E. Sutin(4)	28,612	52,674	81,286

(1)	Amounts in this column represent fees earned or paid in cash. For Messrs. Watchorn, Levy, Viso, Agroskin and Taylor, such amounts include $35,000 in retainer fees elected to be received in deferred share units. For Mr. Shaw, such amount includes $17,500 in retainer fees elected to be received in deferred share units.
(2)	These stock awards represent the value of deferred share units credited to our directors for Board retainers. See “—Discussion of Director Compensation Table.”
(3)	As of October 31, 2011, Mr. Watchorn held an aggregate of 20,000 stock options outstanding. There were no other stock option awards outstanding as of October 31, 2011 for any of our directors.
(4)	Mr. Sutin received an initial retainer upon being appointed to our Board and a pro-rated portion of both his base and annual retainers for Fiscal 2011. See “—Discussion of Director Compensation Table.”

Discussion of Director Compensation Table

Our compensation program for non-employee directors consists of (i) cash retainers and fees and (ii) deferred share units (“DSUs”) granted pursuant to a directors deferred share unit plan (the “DSU Plan”), all as more fully described below.

Cash Retainers and Fees

The following table summarizes the cash retainers and fees to which our directors were entitled in Fiscal 2011. Each director except the Chair of our Board was entitled to (i) an annual retainer; (ii) an annual committee Chair retainer, if applicable; (iii) an annual committee member retainer, if applicable; and (iv) meeting attendance fees, as applicable. The Chair of our Board was entitled to an annual retainer and an annual committee member retainer.

	Retainer Per Annum ($)
Position	(per meeting for meeting fees)
Initial Retainer (upon being appointed or elected to our Board)	32,000	(1)
Board Retainer	67,000	(2)
Chair’s Retainer	140,000	(3)
Committee Chair Retainer
Chair of Audit Committee	14,000
Chair of Other Standing Board Committee	5,000
Committee Member Retainer
Member of Audit Committee	6,000
Member of Other Standing Board Committee	4,000
Board and Standing Committee Meeting Attendance Fees	1,500	(4)

(1)	This amount is payable in DSUs.
(2)	$32,000 of this amount is payable in DSUs, and the remainder is payable in cash or DSUs at the election of the director. See “—Deferred Share Unit Plan.”
(3)	$67,000 out of $140,000 is payable in cash or DSUs at the election of the Chair, and the remainder is payable in cash.
(4)	The Chair of our Board is not entitled to any meeting attendance fees for Board or standing committee meetings.

Deferred Share Unit Plan

The DSU Plan was first approved by our Board on February 22, 2008 and was amended on March 27, 2008. The purposes of the DSU Plan are to (i) promote a greater alignment of interests between our directors and our shareholders and (ii) provide a compensation system for directors that, together with our other director compensation mechanisms, is reflective of the responsibility, commitment and risk accompanying Board membership and the performance of duties required of the various committees of our Board. Only our directors who are not our employees or employees of any of our affiliates, including any non-executive Chair of our Board (each an “Eligible Director”) are eligible to participate in the DSU Plan. The DSU Plan is administered by our CHR Committee.

Under the DSU Plan, each Eligible Director (other than the Chair of our Board) will receive in DSUs (i) an initial retainer fee for serving as a director payable on initiation of the DSU Plan or on being elected or appointed a director (the “Initial Retainer”) and (ii) a base retainer in respect of each fiscal year (the “Base Retainer”). In addition, each Eligible Director may elect to receive an annual retainer for serving as a director (the “Annual Retainer”) or an annual chairman’s retainer (the “Chair’s Retainer”), as applicable, in the form of DSUs or cash or any combination thereof.

DSUs allocated to an Eligible Director pursuant to the DSU Plan are credited to an account maintained by us on the last day of each fiscal quarter in which the remuneration provided in DSUs accrued. The number of DSUs is determined by dividing the remuneration provided in DSUs by the “Market Price” on the particular payment day. The “Market Price” is defined to mean, in respect of any date, the weighted-average price at which our restricted voting shares have traded on the TSX during the two trading days immediately prior to such date. If any dividends are paid on our restricted voting shares, an Eligible Director will be credited with dividend equivalents in respect of the DSUs credited to his account as of the record date for payment of dividends, which dividend equivalents will be converted into additional DSUs. DSUs are fully vested upon being credited to an Eligible Director’s account.

An Eligible Director will be paid the value of the DSUs credited to his account on voluntary resignation or retirement, death or disability, removal from our Board whether by shareholder resolution or failure to be re-elected, and in the case of an Eligible Director who is a U.S. taxpayer, on the date on which he has a “separation from service” within the meaning of the Code. Each DSU represents the right to receive a payment for such DSU equal to the Market Price on the redemption date applicable to such DSU.

Under the current compensation program, our Board approved the Initial Retainer of $32,000 (to be paid in DSUs), the Base Retainer of $32,000 (to be paid in DSUs) and the Annual Retainer of $35,000 (to be paid in cash or DSUs) for Eligible Directors other than the Chair of our Board. Our Board approved the Chair’s Retainer of $140,000 ($67,000 of which to be paid in cash or DSUs) for the Chair of our Board.

During Fiscal 2011, a total of 259,231.23 DSUs were credited to Eligible Directors under the DSU Plan. As of October 31, 2011, a total of 742,893.15 DSUs were outstanding.

Equity Compensation Plan Information

The following table sets forth aggregate information regarding our equity compensation plans as of October 31, 2011. The only equity compensation plan that we currently maintain is our Incentive Stock Option Plan, pursuant to which we may grant options to purchase our restricted voting shares to eligible persons.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)	12,628,458	$2.88	2,871,693
Equity compensation plans not approved by security holders	—	—	—

Total	12,628,458	$2.88	2,871,693

(1)	Before the March 2011 amendments, our Incentive Stock Option Plan provided that the maximum number of restricted voting shares that could be issued upon the exercise of options equaled 7.5% of our total issued and outstanding shares (on a non-diluted basis). Following the March 2011 amendments, our Incentive Stock Option Plan now provides that the maximum number of restricted voting shares that may be issued upon the exercise of options equals 15,500,151 shares.

Interest of Informed Persons in Material Transactions

Compensation Committee Interlocks and Insider Participation

Our CHR Committee is currently comprised of Mr. Lagarde, Mr. Agroskin and Mr. Viso. During Fiscal 2011, Mr. Taylor also served on our CHR Committee. Other than Mr. Viso, who served as President and Chief Executive Officer of one of our subsidiaries, Patheon P.R., from December 2004 to August 2005, and as Chairman of Patheon P.R., from August 2005 to December 2006, none of the members of our CHR Committee has served as an officer or employee of our Company or any of its subsidiaries. Messrs. Taylor, Lagarde and Agroskin Managing Directors of JLL Partners, one of the JLL affiliated entities. JLL Patheon Holdings, another JLL affiliated entity, is the beneficial owner of approximately 56% of our restricted voting shares and 100% of our Series D Preferred Shares. The following is information with respect to related person transactions involving Mr. Viso and our Company and JLL and our Company.

Arrangements with JLL

Our controlling shareholder is JLL Partners, a New York private equity firm that owns its shares through various affiliated entities. As a result of various arrangements with us, some of which are more fully described below, JLL Partners and its affiliates currently have the right to determine three of our nine board seats and the right to approve our entry into certain types of transactions. The following further describes certain of our transactions and relationships with JLL Partners and its affiliates.

Transactions with JLL

In 2007, we entered into a definitive agreement with JLL Partners Fund V L.P., under which its affiliate, JLL Patheon Holdings, purchased our convertible Series C Preferred Shares and special voting Series D Preferred Shares through a private placement with aggregate gross proceeds to us of $150 million. JLL Patheon Holdings also acquired a number of rights in connection with the private placement, including the right to elect up to three directors to our Board pursuant to the terms of the Series D Preferred Shares. In connection with certain rights under the terms of the Series C Preferred Shares held by JLL Patheon Holdings, we entered into an agreement with JLL Patheon Holdings on September 4, 2008, pursuant to which JLL Patheon Holdings waived its redemption rights under the Series C Preferred Shares in exchange for the issuance of additional restricted voting shares and the right to acquire, through the facilities of the TSX, over a one-year period, up to 1.26 million restricted voting shares.

In 2009, after JLL made an offer to acquire all of our outstanding shares (the “JLL Offer”), and litigation ensued. Pursuant to an agreement between JLL and our Company, which settled all the legal actions then outstanding in connection with the JLL Offer and related matters, JLL Patheon Holdings converted its 150,000 Series C Preferred Shares into a total of 38,018,538 restricted voting shares, and we entered into the Settlement Agreement with JLL Patheon Holdings in respect of all of legal actions then outstanding in connection with the JLL Offer and related matters. See “—Settlement Agreement.”

As of February 13, 2012, JLL beneficially owned an aggregate of 72,077,781 restricted voting shares, representing approximately 56% of our total restricted voting shares outstanding. Mr. Viso and his wife jointly owned approximately 8.4% of our issued and outstanding restricted voting shares as of February 13, 2012. Our Board currently consists of three nominees of JLL Patheon Holdings.

Series D Preferred Shares

The Series D Preferred Shares provide JLL Patheon Holdings with the right to elect the following number of directors to our Board:

•	so long as JLL Patheon Holdings holds at least 22,811,123 restricted voting shares, it has the right to elect three members to our Board;

•	so long as JLL Patheon Holdings holds at least 11,405,561 restricted voting shares, it has the right to elect two members to our Board; and

•	so long as JLL Patheon Holdings holds at least 5,702,781 restricted voting shares, it has the right to elect one member to our Board.

Investor Agreement

On April 27, 2007, we entered into the Investor Agreement with JLL Patheon Holdings in connection with its purchase of our Series C Preferred Shares and Series D Preferred Shares with aggregate gross proceeds to us of $150 million. The following is a summary of the key terms of the Investor Agreement:

Special Approval Rights

Provided that JLL Patheon Holdings holds at least 13,306,488 restricted voting shares, the approval of JLL Patheon Holdings is required before we may:

•

create or issue any shares of capital stock ranking pari passu with or senior to the Series C Preferred Shares, or issue any additional restricted voting shares or other equity securities, or securities convertible for or exchangeable into such securities, other than pursuant to our Incentive Stock Option Plan or any other security-based compensation arrangement consented to by JLL Patheon Holdings;

•	declare or pay dividends or other distributions (including capital) on our restricted voting shares or other equity securities;

•	redeem, repurchase or acquire any restricted voting shares or other equity securities;

•	change our articles of amalgamation;

•	change the rights of our existing classes of shares;

•	merge, consolidate or sell all or substantially all of our assets or undertake any similar business combination transaction;

•	incur any indebtedness for borrowed money in excess of $20 million, excluding borrowings under our credit facilities;

•	initiate any insolvency, restructuring or reorganization process, voluntary liquidation, dissolution or winding-up of our Company;

•	change our Chief Executive Officer; or

•	change the size of our Board.

Standstill

Unless JLL Patheon Holdings or any of its affiliates makes an offer to acquire all of our outstanding restricted voting shares (or an offer, made in conjunction with the offer to acquire our restricted voting shares, to acquire all of any class or series of convertible securities then outstanding) by way of a take-over bid circular and in compliance with the terms of our shareholder rights plan (if we have such a plan then in effect), JLL Patheon Holdings agreed not to acquire or offer to acquire, directly or indirectly, any restricted voting shares or Series C Preferred Shares or direct or indirect rights or options to acquire any restricted voting shares, without our prior written approval, other than restricted voting shares received through (i) a stock dividend or a recapitalization of Patheon, (ii) any dividend reinvestment plan, (iii) a rights offering to all holders of restricted voting shares, (iv) our shareholders rights plan, or (v) conversion of the Series C Preferred Shares. JLL Patheon Holdings also agreed not to act jointly or in concert with any third party to propose or effect any take-over bid, amalgamation, merger, arrangement or other business combination with respect to us or to propose or effect any acquisition or purchase of any of our assets. JLL Patheon Holdings agreed not to solicit votes or proxies to attempt to alter the structure of our Board as it existed on April 27, 2007. Subsequent to the Investor Agreement, we have agreed to provide a limited waiver of these standstill provisions to permit an affiliate of JLL Patheon Holdings to acquire, through the facilities of the TSX, over a one-year period, up to 1,256,929 restricted voting shares (determined on a partially diluted basis, taking into account our restricted voting shares issuable on conversion of the Series C Preferred Shares).

The standstill provisions set forth above will expire on the earliest of (i) April 27, 2012, (ii) the date upon which JLL Patheon Holdings and its wholly owned subsidiary or subsidiaries that hold restricted voting shares or convertible shares (A) cease to own beneficially, directly or indirectly, restricted voting shares and Series C Preferred Shares that represent at least 20% of the number of restricted voting shares then issued and outstanding and (B) no longer have the right to nominate a representative to our Board, and (iii) the date on which our Board approves any of the following actions: (A) the sale of restricted voting shares or Series C Preferred Shares representing more than 35% of the fully diluted shares held by JLL Patheon Holdings to any third party other than a member of JLL Patheon Holdings and its wholly owned subsidiary or subsidiaries that hold restricted voting shares or convertible shares or any person acting jointly or in concert with any member of JLL Patheon Holdings and its wholly owned subsidiary or subsidiaries that hold restricted voting shares or convertible shares and its affiliates; (B) a consolidation, merger, arrangement or amalgamation (statutory or otherwise) of us with any such third party; or (C) the acquisition by any such third party or group of such third parties of restricted voting shares or Series C Preferred Shares representing more than 35% of the fully diluted shares held by JLL Patheon Holdings.

Transfer of Series D Preferred Shares

The Series D Preferred Shares are not transferable, except to an affiliate of JLL Patheon Holdings.

Registration Rights

JLL Patheon Holdings may request us to effect a qualification under Canadian securities laws (or, if we are eligible to use Form F-10 and JLL Patheon Holdings so requests, under the Securities Act of 1933 (the “Securities Act”)) of the distribution to the public in any or all of the provinces of Canada (or in the United Stated, if applicable) of all or part of the Series C Preferred Shares (or restricted voting shares received on conversion) held by JLL Patheon Holdings (a “Demand Registration”), subject to a maximum of two Demand Registrations. In addition, each time we elect to proceed with the preparation and filing of a prospectus under any Canadian securities laws in connection with a proposed distribution of any of our securities for cash, JLL Patheon Holdings will be entitled to request that we cause any or all of the shares held by JLL Patheon Holdings to be included in such prospectus (an “Incidental Registration”). We will bear all registration expenses, excluding underwriting or placement discounts and commissions. The Demand Registration rights terminate when JLL Patheon Holdings and its affiliates no longer beneficially own Series C Preferred Shares (or restricted voting shares received on conversion) representing at least 12,500,000 fully diluted restricted voting shares, and the Incidental Registration rights terminate when JLL Patheon Holdings and its affiliates no longer beneficially own Series C Preferred Shares (or restricted voting shares received on conversion) representing at least 6,250,000 fully diluted restricted voting shares.

The Investor Agreement also contains other customary provisions such as, among other things, general indemnification provisions by which we indemnify JLL Patheon Holdings and JLL Patheon Holdings indemnifies us.

Board Representation

In furtherance of the right to elect directors to our Board pursuant to the terms of the Series D Preferred Shares, the Investor Agreement provides that our Board will consist of up to nine members and that JLL Patheon Holdings has the right to designate nominees for election or appointment to our Board (the “JLL Representatives”) as follows:

•	so long as JLL Patheon Holdings holds at least 22,811,123 restricted voting shares, it has the right to designate three JLL Representatives;

•	so long as JLL Patheon Holdings holds at least 11,405,561 restricted voting shares, it has the right to designate two JLL Representatives; and

•	so long as JLL Patheon Holdings holds at least 5,702,781 restricted voting shares, it will be entitled to designate one JLL Representative.

We have agreed to cause the JLL Representatives to be included as nominees proposed by our Board to the shareholders at future meetings and to use reasonable commercial efforts to cause the election of the JLL Representatives and solicit proxies in favor of their election.

In the event that JLL Patheon Holdings no longer holds any Series D Preferred Shares and is therefore not entitled to elect directors to our Board pursuant to the terms thereof, the board representation provisions of the Investor Agreement will be controlling.

Settlement Agreement

On November 30, 2009, we entered into the Settlement Agreement with JLL Patheon Holdings to settle all claims filed by us against JLL Patheon Holdings and by JLL Patheon Holdings against us in connection with the JLL Offer and related matters. The Settlement Agreement provides, among other things, that:

•

Upon the effective date of the Settlement Agreement, our Board would be modified to consist of (i) three nominees of JLL Patheon Holdings, (ii) one additional director selected by JLL Patheon Holdings, (iii) Roy T. Graydon and Derek J. Watchorn (the “Board Nominees”), (iv) Brian G. Shaw (the

“Third Independent Nominee” and, collectively with the Board Nominees, the “Independent Directors”), (v) our Chief Executive Officer (who, at the time, was Wesley P. Wheeler and who is now James C. Mullen) and (vi) Joaquín B. Viso. At each meeting of shareholders held prior to March 1, 2011 at which directors were to be elected, JLL Patheon Holdings would vote all of its shares in favor of the re-election of, and would otherwise use its reasonable commercial efforts to re-elect, each of the Independent Directors and, at any requisitioned meeting called for the purpose of removing directors, JLL Patheon Holdings would vote all of its shares against the removal of any of the directors specified above. If either of the Board Nominees did not stand for re-election or vacated his office, a replacement nominee would be selected by our Board with the unanimous approval of the Independent Directors then in office, and JLL Patheon Holdings would vote all of its shares in favor of the election of, and would otherwise use its reasonable commercial efforts to elect or cause to be appointed, such replacement nominee as a director of our Company. If the Third Independent Nominee did not stand for re-election or vacated his office, JLL Patheon Holdings would identify a replacement nominee who would be a qualifying independent director. At each meeting of shareholders held after March 1, 2011 and prior to March 1, 2012, JLL Patheon Holdings will vote all of its shares in favor of the election of, and against the removal of, and will otherwise use its reasonable commercial efforts to elect, at least three persons (who may or may not be one or more of the Independent Directors then in office) to our Board who would be “qualifying independent directors.” For these purposes, a “qualifying independent director” means a person who would be an independent director under the definition in the TSX Company Manual; provided, however, that the Third Independent Nominee will not be disqualified as an independent director under the definition in the TSX Company Manual solely by virtue of the fact that he or she has been identified by JLL Patheon Holdings. If any such Independent Director vacates his or her office, a replacement nominee will be selected by our Board with the unanimous approval of the Independent Directors then in office, and JLL Patheon Holdings will vote all of its shares in favor of the election of, and will otherwise use its reasonable commercial efforts to elect or cause to be appointed, such replacement nominee as a director of our Company.

•

JLL Patheon Holdings agreed not to acquire any additional restricted voting shares of Patheon for a one-year period, which expired on November 29, 2010. Thereafter, and until April 27, 2012, JLL Patheon Holdings will not acquire any additional restricted voting shares unless, among other things, the acquisition complies with the standstill provisions of the Investor Agreement, and (i) if the acquisition is to be effected by means of a merger, consolidation, amalgamation or similar transaction requiring a vote of shareholders, the acquisition is approved by a majority vote of the holders of the outstanding restricted voting shares not already held by JLL Patheon Holdings or its associates, affiliates and/or joint actors and (ii) if the acquisition is to be effected by means of a takeover bid, the bid is subject to an irrevocable condition requiring the valid tender to the bid of at least a majority of the outstanding restricted voting shares not already held by JLL Patheon Holdings or its associates, affiliates and/or joint actors.

•	Until April 27, 2012, certain transactions by us, including certain rights offerings, issuer bids and related party transactions, would require approval by a majority of the independent directors.

•

Unless approved in advance by a majority of the independent directors, until April 27, 2012, JLL Patheon Holdings will not enter into, or agree to, any oral or written agreement, arrangement or understanding, formal or informal, direct or indirect, with any of our other shareholders, in respect of the acquisition of any of our securities or in respect of any merger, consolidation, amalgamation or similar transaction involving us.

•	We agreed to pay JLL Patheon Holdings $1.5 million in connection with the settlement.

Relationships with Alara Pharmaceutical Corporation

On January 1, 2002, Patheon P.R. entered into a commercial manufacturing agreement with Alara. Alara is wholly owned by Joaquín B. Viso, a member of our board and who, together with his wife, owned approximately 8.4% of our outstanding restricted voting shares as of February 13, 2012. This agreement pertains to a significant product for Patheon P.R., and under this agreement, Patheon P.R. has the right to manufacture 85% of the worldwide requirements of Alara for such product. The approximate dollar amount of value derived from this agreement during Fiscal 2011 was $13.6 million. The right to place orders for such product has been assigned to a third party who purchases this product directly from Patheon P.R.; however, the new drug application for this product remains the property of Alara. This agreement was amended in 2002 and 2004 and expires in 2019. We believe that terms of this agreement are standard for agreements of this nature.

Relationship with Patheon Puerto Rico, Inc.

On December 23, 2004, we acquired MOVA Pharmaceutical Corporation, which is now known as Patheon Puerto Rico, Inc. (“Patheon P.R.”), from Joaquín B. Viso and his wife and the other Patheon P.R. shareholders. Patheon P.R. is now our wholly owned subsidiary. Mr. Viso, one of our current directors, was the founder and, together with his wife, an 83.18% owner of Patheon P.R. Mr. Viso served as the President of Chief Executive Officer of Patheon P.R. from December 2004 to August 2005 and as its Chairman from August 2005 to December 2006. The stock purchase agreement and a related escrow agreement pursuant to which we acquired Patheon P.R. allocated responsibility for the payment of certain amounts owed by Patheon P.R. to the Puerto Rico Industrial Development Company (“PRIDCO”). Following our acquisition of Patheon P.R., a dispute arose among Patheon P.R., the selling shareholders, including Mr. Viso, who acted as the sellers’ representative, and us regarding certain amounts owed by Patheon P.R. to PRIDCO. The parties agreed to settle the dispute pursuant to a letter agreement dated September 28, 2006, which provided that (i) the former Patheon P.R. shareholders (including Mr. Viso and his wife) were responsible for two payments to PRIDCO in 2006, each in the amount of $1,193,549; (ii) Patheon P.R. was responsible for nine quarterly payments to PRIDCO beginning in March 2007, each in the amount of $265,233; and Patheon P.R. agreed to make quarterly royalty payments to selling shareholders in the amount of 1% of all revenue received by Patheon P.R. in respect of the manufacture by Patheon P.R. of certain products. The calculation of the quarterly royalty payments is based on the revenues received by Patheon P.R. during each calendar quarter from the manufacture of those products, beginning with the quarter ended June 30, 2009, and will continue until the aggregate amount of royalty payments made has reached $2,387,098.88. As of the end of Fiscal 2011, Patheon P.R. has paid the selling shareholders $290,172, of which $129,082 has been paid since the beginning of Fiscal 2011.

CORPORATE GOVERNANCE

The Board of Directors

Composition of the Board

Patheon’s articles of amalgamation provide that the Board will consist of a minimum of three directors and a maximum of 12 directors. At the annual and special meeting of shareholders held on March 10, 2011, Patheon’s shareholders approved, by a special 2/3 majority vote, a resolution to amend our articles to permit the Board to appoint one or more additional directors in between meetings of shareholders, who will hold office for a term expiring not later than the close of the next annual meeting of shareholders, so long as the total number of directors so appointed does not exceed one-third of the number of directors elected at the previous annual meeting of shareholders. Notwithstanding the approval of the foregoing special resolution, the Board may revoke this special resolution without any further shareholder approval at any time prior to the issuance of the articles of amendment relating to it. Articles of amendment have not been issued. The Investor Agreement further provides that the Board will consist of up to nine members and that JLL Patheon Holdings must approve any change in the size of the Board. As Patheon is not listed on a U.S. national securities exchange or an inter-dealer quotation system that has requirements that a majority of the board of directors be independent, the Board uses the definition of independence of the NASDAQ Capital Market (“NASDAQ”) to determine whether Patheon’s directors are independent for purposes of U.S. securities laws. The Board has determined that Derek J. Watchorn, Brian G. Shaw, Joaquín B. Viso and David E. Sutin are independent directors as defined by NASDAQ Rule 5605(a)(2). The Board has also determined that Roy T. Graydon, who resigned as a director on March 10, 2011, was an independent director as defined by NASDAQ Rule 5605(a)(2).

Patheon’s securities are listed on the Toronto Stock Exchange, and Patheon is a Canadian reporting issuer. Canadian securities laws employ a different definition of independence than NASDAQ. As prescribed in National Instrument 58-101—Disclosure of Corporate Governance Practices, in all Canadian jurisdictions other than British Columbia, independence is determined by Section 1.4 of National Instrument 52-110—Audit Committees (“NI 52-110”). Under NI 52-110, a director is generally considered to be independent unless in the view of the Board, a director has a direct or indirect material relationship with Patheon that could be reasonably expected to interfere with the exercise of the director’s independent judgment. The Board has determined that Derek J. Watchorn, Brian G. Shaw, Joaquín B. Viso and David E. Sutin are independent under the Canadian securities laws.

The Board has determined that the following five directors are not independent under either the NASDAQ rules or Canadian securities laws: Paul S. Levy, Michel Lagarde and Daniel Agroskin (each a Managing Director of JLL Partners); Nicholas O’Leary (a Senior Associate of JLL Partners); and James C. Mullen, the Chief Executive Officer. The Board has also determined that Ramsey A. Frank, who resigned as a director February 13, 2012, and Thomas S. Taylor, who resigned as a director December 15, 2011, were not independent under either the NASDAQ rules or Canadian securities laws. Specifically, the Board has determined that under NI 52-110, Messrs. Frank and Taylor were not and Messrs. Levy, Lagarde, Agroskin and O’Leary are not independent directors because of their positions with JLL Patheon Holdings and/or its affiliates and the degree of control that JLL Patheon Holdings exercises over Patheon, and that under NASDAQ Rule 5605(a)(2), these directors are not independent directors because of their positions with JLL Patheon Holdings and/or its affiliates and the fact that JLL Patheon Holdings owns or controls a majority of Patheon’s outstanding voting securities. Mr. Mullen is not independent because he is a member of Patheon’s management. As a result, a majority of the Company’s directors are not independent. Our Board relies on the independent directors to facilitate the Board’s exercise of independent judgment in carrying out its responsibilities. Our Board believes that it is comprised of a number of independent directors that is reflective of the share ownership of Patheon and in accordance with Patheon’s contractual and other legal obligations.

Other Directorships

Certain of Patheon’s directors are also presently directors of other issuers that are reporting issuers (or the equivalent) in Canada or elsewhere. Information as to such directorships is set out below.

Mr. Levy	Builders FirstSource, Inc. PGT, Inc.

Mr. Mullen	Perkin Elmer, Inc.

Mr. Agroskin	PGT, Inc.

Mr. Watchorn	Timbercreek Mortgage Investment Corporation

Board Leadership and Risk Oversight

Since 1996, the office of Chair of the Board has been separate from that of the CEO. It is anticipated that after the election of directors at the meeting of shareholders, the office of the Chair of the Board will continue to be separate from that of the CEO and will continue to be held by an individual who is not a member of management. Our Board believes that separating the Chair of the Board and CEO roles promotes greater accountability and more effective decision-making and is appropriate to effectively manage the affairs of the Company and the best interests of its shareholders.

Ramsey Frank served as Chair of the Board during Fiscal 2011 and until his resignation on February 13, 2012. Mr. Frank was not considered an independent director within the meaning of NI 52-110 or NASDAQ Rule 5605(a)(2). Following Mr. Frank’s resignation, Paul Levy was appointed as Chair of the Board on February 13, 2012. Mr. Levy is not considered an independent director within the meaning of NI 52-110 or NASDAQ Rule 5605(a)(2), and therefore the current Chair of the Board is not independent. Our Board believes that Mr. Levy is able to exercise the impartial judgment necessary for fulfillment of his responsibilities as Chair and that his appointment is in the best interests of our Company and our shareholders. An independent lead director has not been appointed. To provide leadership for its independent directors, the Board provides for the independent directors to hold at least one meeting per year at which non-independent directors and members of management are not in attendance. Accordingly, we do not believe there is a need to designate a lead independent director at this time.

As described in Item 1A of our Annual Report on Form 10-K for Fiscal 2011, as filed with the SEC on December 19, 2011, we operate in a complex environment and are subject to a number of significant risks. Our Board works with our senior management to manage the various risks we face. The role of our Board is one of oversight of our risk management processes and procedures; the role of our management is to implement those processes and procedures on a daily basis and to identify, manage and mitigate the myriad risks that we face. As part of its oversight role, our Board regularly discusses, both with and without management present, our risk profile and how our business strategy effectively manages and leverages the risks that we face. Our Board believes that its leadership structure is appropriate to carry out its risk oversight responsibilities.

Attendance at Meetings of the Directors

We do not have a stated policy regarding director attendance at annual shareholder meetings, but strongly encourage our directors to attend each such meeting. At our 2011 Annual and Special Meeting of Shareholders, held on March 10, 2011, six of our directors as of that date were present. In addition to the Board, Patheon has three standing committees of the Board which meet on a regular basis: the Audit Committee, the Corporate Governance Committee (our “CG Committee”) and the CHR Committee. Attendance at Board and committee meetings during Fiscal 2011 was as follows:

	Board	Audit Committee	CG Committee	CHR Committee

Mr. Agroskin	7/7	—	—	7/7

Mr. Frank(1)	7/7	—	3/3	—

Mr. Levy	6/7	—	—	—

Mr. Shaw	6/7	5/6	—	—

Mr. Taylor (2)	6/7	5/6	3/3	6/7

Mr. Viso	7/7	6/6	3/3	7/7

Mr. Watchorn	7/7	—	—	—

Mr. Wheeler (3)	0/7	—	—	—

Mr. Graydon (4)	3/7	—	—	—

Mr. Mullen (5)	4/7	—	—	—

Mr. Sutin (6)	4/7	—	—	—

(1)	Mr. Frank resigned from the Board effective February 13, 2012.
(2)	Mr. Taylor resigned from the Board effective December 15, 2011.
(3)	Mr. Wheeler’s employment with the Company was terminated effective November 30, 2010, at which point one meeting of the Board was held but he did not attend.
(4)	Mr. Graydon resigned from the Board effective March 10, 2011, at which point four meetings of the Board were held during Fiscal 2011.
(5)	Mr. Mullen was appointed to the Board effective February 7, 2011, following which four meetings of the Board were held during Fiscal 2011.
(6)	Mr. Sutin was appointed to the Board effective March 10, 2011, following which four meetings of the Board were held during Fiscal 2011.

Meetings of the Independent Directors

During 2011, the independent directors held one meeting at which non-independent directors and members of management were not in attendance. In accordance with the Charter of the Board, the independent directors are expected to hold at least one meeting per year at which non-independent directors and members of management are not in attendance. This is intended to facilitate open and candid discussion among the Board’s independent directors.

Board Charter

The Charter of the Board was reviewed and reaffirmed by the Board on September 8, 2011 and is attached as Appendix “A” of this Proxy Statement.

Board Committees

Patheon has three standing committees of the Board: the Audit Committee, the CG Committee and the CHR Committee.

Audit Committee

Composition

The Audit Committee is currently comprised of the following three members: Mr. Shaw (Chairman), Mr. Viso and Mr. Lagarde. Mr. Taylor also served on the Audit Committee during Fiscal 2011. Mr. Shaw and Mr. Viso are considered to be “independent” within the meaning of NI 52-110 and NASDAQ Rule 5605(c)(2), the Canadian and NASDAQ rules concerning Audit Committee independence, respectively. Mr. Lagarde is not, and Mr. Taylor was not, considered to be independent because of his positions with JLL Patheon Holdings and/or its affiliates. Each of the members of the Audit Committee is “financially literate” within the meaning of NI 52-110. The Board has determined that Mr. Shaw is an “audit committee financial expert” under SEC rules.

For the purposes of compliance with audit committee composition requirements under NI 52-110, we are relying on the exemption found in section 3.3(2) (Controlled Companies) thereunder from the requirement that every audit committee member be independent. Sections 3.3(2) and 3.7 of NI 52-110 permit us, in certain circumstances, to have a non-independent director serve on our Audit Committee, as long as a majority of our Audit Committee members (in our case, two out of three) are independent. For purposes of reliance on this exemption, our Board has determined in its reasonable judgment that Mr. Lagarde is able to exercise the impartial judgment necessary for fulfillment of his responsibilities as an Audit Committee member and his appointment is in the best interests of us and our shareholders.

Charter and Responsibilities

The Charter of the Audit Committee was reviewed and reaffirmed by the Board on September 8, 2011, is available at www.patheon.com and is also attached as Appendix “B” of this Proxy Statement. The Charter of the Audit Committee establishes its (i) objectives; (ii) constitution; and (iii) responsibilities relating to, among other things, the external auditor, pre-approval and non-audit services, review of financial statements and MD&A, review of public disclosure of financial information, submission systems and treatment of complaints, hiring policies and internal controls and management information systems.

With respect to its corporate governance responsibilities, the Audit Committee is responsible for assisting the Board in fulfilling its oversight responsibilities with respect to (i) the quality and integrity of Patheon’s financial statements and internal accounting and financial controls, (ii) all audit, review and attest services relating to Patheon’s financial statements and internal controls, including the appointment, compensation, retention and oversight of the work of the independent auditors engaged to provide audit services to Patheon and (iii) Patheon’s compliance with legal and regulatory requirements. In addition, the Audit Committee is charged with conducting appropriate review and oversight of any related person transactions.

Policies and Procedures Regarding Review, Approval or Ratification of Related Person Transactions

In December 2010, Patheon’s Board adopted written policies and procedures for the review and approval or ratification of any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which Patheon was or is to be a participant, the amount involved exceeds $120,000, and an officer, director, director nominee or 5% shareholder of Patheon (or their immediate family members), each of whom Patheon refers to as a “related person,” had or will have a direct or indirect material interest.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the Audit Committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the Audit Committee will review and consider:

•	the related person’s interest in the related person transaction;

•	the approximate dollar value of the amount involved in the related person transactions;

•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of Patheon’s business;

•	whether the terms of the transaction are no less favorable to Patheon than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to Patheon of, the transaction; and

•

any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transactions.

The Audit Committee may approve or ratify the transaction only if the committee determines that, under all of the circumstances, the transaction is in, or is not in conflict with, Patheon’s best interests. The Audit Committee may impose any conditions on the related person transaction that it deems appropriate.

In addition to transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, Patheon’s Board has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

•

interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of such entity), that is a participant in the transaction, where (i) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (ii) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction, and (iii) the amount involved in the transaction equals less than the greater of $200,000 or 5% of the annual gross revenues of the company receiving payment under the transaction; and

•	a transaction that is specifically contemplated by provisions of Patheon’s charter and bylaws.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by our CHR Committee in the manner specified in its charter.

The policy provides that any related person transaction previously approved by the Audit Committee or otherwise already existing that is ongoing in nature shall be reviewed by the Audit Committee annually. Since the Board adopted the policy in the middle of Fiscal 2011, the Audit Committee did not review ongoing related person transactions entered into before the beginning of Fiscal 2011, but must do so on an annual basis going forward.

Corporate Governance Committee

Composition

The CG Committee is currently comprised of the following three members: Mr. Lagarde (Chairman), Mr. Agroskin and Mr. Viso. Messrs. Frank and Taylor also served on the CG Committee during Fiscal 2011. Mr. Lagarde and Mr. Agroskin are considered, and Messrs. Frank and Taylor were considered, not to be independent because of their positions with JLL Patheon Holdings and/or its affiliates. As a result, the CG Committee, which serves as the Board’s nominating committee, is not composed entirely of independent directors.

Charter and Responsibilities

The Charter of the CG Committee was reviewed and reaffirmed by the Board on September 8, 2011 and is published on Patheon’s website, www.patheon.com. The Charter of the CG Committee establishes its (i) objectives; (ii) constitution; and (iii) responsibilities relating principally to corporate governance and nominations.

With respect to its corporate governance responsibilities, the CG Committee is responsible for developing and monitoring Patheon’s approach to corporate governance and making recommendations to the Board concerning the corporate governance of Patheon, including:

•

the effectiveness of Patheon’s system of corporate governance, including methods for assessing the effectiveness and contribution of the Board as a whole, each of the committees of the Board and each of the individual directors;

•	communication processes between the Board and management;

•	the mandates/charters, composition and membership of each committee of the Board;

•	position descriptions for individual directors, the Chair of the Board, the Chair of each committee of the Board and the CEO;

•	an appropriate orientation program for new members of the Board and continuing education opportunities for all directors;

•	procedures to enable directors or committees of the Board to engage outside counsel and any other external advisors at the expense of Patheon in appropriate circumstances;

•

reviewing the disclosure about Patheon’s governance practices and considering any differences of Patheon’s governance practices, if any, from the guidelines of applicable regulatory authorities or stock exchanges;

•	reviewing Patheon’s Code of Business Conduct and making recommendations to the Board concerning compliance; and

•	reviewing Patheon’s trading policies.

The CG Committee may retain, at Patheon’s expense, such consultants or advisors as it may require to assist it and may invite directors, officers and employees of Patheon or any other person to attend meetings of the CG Committee to assist in the discussion and examination of the matters under consideration by the CG Committee.

Nomination Process

Except where we are legally required by contract, bylaw or otherwise to provide third parties with the right to nominate directors, the CG Committee is responsible for identifying individuals qualified to become members of the Board and making recommendations to the Board as it may consider appropriate from time to time concerning the nomination of individuals for election or appointment to the Board, including recommendations relating to:

•	the size and composition of the Board and the competencies and skills required for nomination, re-election or appointment of any individual to the Board; and

•	those individuals to be nominated for election, to stand for re-election or for appointment to the Board.

In making its recommendations with respect to the nomination of individuals for election or appointment to the Board, the CG Committee considers the following:

•	the competencies and skills that the Board considers to be necessary for the Board, as a whole, to possess;

•	the competencies and skills that the Board considers each director to possess;

•	the competencies and skills that each individual will bring to the Board; and

•	whether or not each individual can devote sufficient time and resources to his or her duties as a Board member.

While the CG Committee does not have a formal or informal diversity policy, it recognizes the value of a diverse Board and considers diversity, among the other factors indicated above, when assessing potential candidates for our Board. The CG Committee considers diversity to include cultural, gender and ethnic diversity, as well as diversity of experience, viewpoints and education.

Pursuant to the terms of the Special Voting Preferred Shares, JLL designates up to three directors depending on the number of restricted voting shares owned by JLL. JLL is currently entitled to designate three directors. The CG Committee must recommend each such JLL nominee to the Board unless it reasonably determines that the nominee lacks the business experience, stature and character appropriate for service on the Board. Upon the resignation of Mr. Taylor from our Board on December 15, 2011, JLL designated, the CG Committee recommended and the Board appointed Michel Lagarde to replace him. Upon the resignation of Mr. Frank as a director and Chair of our Board on February 13, 2012, JLL designated, the CG Committee recommended and the Board appointed Nicholas O’Leary to replace him. The Board appointed Paul Levy to replace Mr. Frank as Chair of our Board.

Patheon will consider director nominations of shareholders proposed by (i) any person eligible to make a shareholder proposal, including nominations for the election of directors, if the proposal is signed by one or more holders of shares representing in the aggregate, not less than five percent of the shares or five percent of the shares of a class of shares of the Company entitled to vote at the meeting to which the proposal is to be presented and is otherwise properly submitted; and (ii) shareholders or their appointed proxyholders who properly make nominations at a meeting of shareholders. See “Shareholder Proposals.”

The Board then considers the recommendations of the CG Committee with respect to nominations and with respect to the size and composition of the Board and nominates individuals for election as directors by the shareholders. In selecting individuals for nomination as directors, the Board considers what competencies and skills the Board, as a whole, should possess and assesses what competencies and skills each existing director possesses.

As the CG Committee is not composed entirely of independent directors, to encourage an objective nomination process, the Board will generally consider the views of the directors relating to nominations.

Compensation and Human Resources Committee

Composition

The CHR Committee is currently comprised of the following three members: Mr. Lagarde (Chairman), Mr. Agroskin and Mr. Viso. Mr. Taylor also served on the CHR Committee during Fiscal 2011. Mr. Lagarde and Mr. Agroskin are considered, and Mr. Taylor was considered, not to be independent because of their positions with JLL Patheon Holdings and/or its affiliates. As a result, the CHR Committee, which serves as the Board’s compensation committee, is not composed entirely of independent directors.

Charter and Responsibilities

The Charter of the CHR Committee was reviewed and reaffirmed by the Board on September 8, 2011 and is published on Patheon’s website at www.patheon.com. The Charter of the CHR Committee establishes its (i) objectives; (ii) constitution; and (iii) responsibilities relating principally to compensation and succession planning.

The functions and responsibilities of the CHR Committee include the following:

•	reviewing management proposals regarding compensation policies and compensation programs for the members of the Board and the CEO;

•	reviewing Patheon’s executive and management compensation policies and programs;

•	reviewing the fees and other compensation arrangements in place for members of the Board;

•	reviewing and recommending to the Board, as appropriate, any employment contract between Patheon and the CEO;

•	recommending to the Board an appropriate overall compensation package for the CEO;

•	reviewing and, if appropriate, approving, the CEO’s recommendation with respect to the compensation of the CEO’s direct reports and reporting to the Board thereon;

•

reviewing and, if appropriate, approving matters relating to annual cash incentive plans (and any other discretionary annual cash incentive payments) for the executive officers (including the CEO) and senior management of Patheon and reporting to the Board thereon;

•	assuring itself that Patheon’s executive and director compensation programs have been administered in accordance with their terms;

•

reviewing, discussing with management and recommending to the Board, all executive compensation disclosure in particular, Patheon’s Compensation Discussion and Analysis and any reports related thereto;

•	administering each compensation plan, designating eligible persons under such plans and recommending to the Board for approval the grant of options and/or units to such eligible persons; and

•	reviewing the succession plans for the CEO and other senior executives of Patheon and providing any recommendations to the Board as appropriate.

The CHR Committee may retain, at Patheon’s expense, such consultants or advisors as it may require to assist it, and may invite directors, officers and employees of Patheon or any other person to attend meetings of the CHR Committee to assist in the discussion and examination of the matters under consideration by the CHR Committee. In particular, Patheon has retained outside advisors from time to time to advise the CHR Committee on Patheon’s compensation policies and programs. Additionally, the CHR Committee may delegate its authority to individual members or to subcommittees of the CHR Committee.

Compensation Process

Each year, the CHR Committee generally reviews compensation matters for the CEO, the other executive officers and certain members of senior management. The CHR Committee reviews information it receives from the CEO and management, as well as advice it receives from outside advisors, if any. The CHR Committee then makes recommendations to the Board about the CEO’s compensation and, if appropriate, approves any annual cash incentive for the CEO. The CHR Committee also, if appropriate, approves the CEO’s recommendations with respect to the compensation of other executive officers and senior management of the Corporation, including any annual cash incentive for such persons and reports to the Board thereon. The CHR Committee also, if appropriate, recommends to the Board for approval the grant of options and/or units under Patheon’s compensation plans.

As the CHR Committee is not composed entirely of independent directors, to ensure an objective process for determining compensation, the Board provides for the engagement of outside advisors to obtain advice on compensation matters. The Company did not engage any outside advisors to advise on director or executive compensation for Fiscal 2011.

Position Descriptions

The Board has adopted a position description for the Chair of the Board which defines the Chair’s responsibilities. Among other things, the Chair is required to fulfill responsibilities relating to board management, meetings, adequate and timely information, liaising with management and monitoring director performance.

The Board has also adopted a position description from the Chairs of its committees and for its directors. Among other things, the Chair of each committee is required to fulfill responsibilities relating to meetings, leadership and organization of the applicable committee. Among other things, directors are required to fulfill certain responsibilities and legal requirements, possess appropriate competencies and skills and meet specific standards for effective contribution to the Board.

The Board has adopted a position description for the CEO which defines the CEO’s responsibilities. Among other things, the CEO is required to fulfill responsibilities relating to planning, management, ethics, culture, policy and public representation, and communications with the Board.

The CG Committee is responsible for making recommendations to the Board on these position descriptions.

Orientation and Continuing Education

The CG Committee is responsible for making recommendations to the Board regarding an appropriate orientation program for new members of the Board and continuing education opportunities for all directors.

In order to orient new directors regarding the role of the Board, its committees and directors, including the business and operations of Patheon, all potential new directors are given the opportunity to meet with the CEO, the Chair of the Board and other directors to ask questions and become familiar with Patheon prior to being elected or appointed as a director. New directors are also presented with information packages prepared by management which include incorporation documents, by-laws, the Board and committee charters, position descriptions for the Chair of the Board, for the Chairs of committees, and for the CEO, the policies of Patheon, and summaries on the existing operations of Patheon, the industries it is serving and its ongoing strategic and other plans.

With respect to continuing education for directors, management regularly makes presentations to the Board on the pharmaceutical industry generally, and provides reports on Patheon’s business and affairs specifically. Management also keeps the Board apprised of new developments in the pharmaceutical industry. Management also prepares information summaries and conducts presentations to the Board regarding legislative changes and requirements pertaining to securities laws and public company obligations. From time to time, when convenient, directors are invited to visit Patheon’s facilities in various jurisdictions.

Code of Business Conduct and Ethics

The Board has approved a Code of Business Conduct (“Code”) applicable to directors, officers, consultants, employees and agents. Revisions to the Code were approved by the Board on December 16, 2010. A copy of the revised Code was filed on SEDAR at www.sedar.com on January 24, 2011 and is also published on Patheon’s website at www.patheon.com.

The Code is designed to promote integrity, respect, and excellence, and to deter wrongdoing. The Code addresses each of the following issues, among others:

•	compliance with laws, including those relating to insider trading, conflicts of interest, corporate opportunities and business gifts and payments;

•	responsibility to shareholders, including making public statements and shareholder value;

•	commitment to clients, including confidentiality of client information and good faith dealings;

•	commitment to employees, including equality of opportunity, freedom from discrimination or harassment, substance abuse and privacy;

•

proper use and protection of corporate assets, including signing authority, confidentiality of Patheon information, inventions and discoveries, capital expenditures, building security, and business records;

•	community relations, including community participation and political participation and contributions; and

•	reporting of any violation of the Code, including any illegal or unethical conduct.

The Board has delegated the monitoring of compliance with the Code to the Audit Committee. The Audit Committee is responsible for this and for reviewing the reports of management concerning compliance with the Code and, if appropriate, reporting and making recommendations to the Board with respect to these matters.

Patheon uses EthicsPoint, Inc. as a service provider with respect to a confidential whistleblower program that employees may use in connection with violations, or any activities they suspect may be in violation, of the Code, including matters relating to accounting, internal accounting controls and auditing. The program is both telephone- and web-based. The EthicsPoint reporting system is available to Patheon employees in all jurisdictions except Italy and France, where certain laws preclude Patheon from offering an anonymous reporting service to its employees, and where, instead, employees may report violations to management only on a non-anonymous basis.

Patheon has no undisclosed contracts or other arrangements in place in which any of its directors or officers have a material interest. If such arrangements arise, they must be considered and approved by the Board. In considering transactions and agreements where a director or officer has a material interest, that individual is expected to give notice of that interest and abstain from voting with respect to that matter.

Board Assessments

The CG Committee is responsible for recommending to the Board methods to properly assess the effectiveness and contribution of the Board as a whole, each of the committees of the Board and each of the individual directors, and has determined that the Chair of the Board should make such assessments and report to the CG Committee following his review.

Shareholder Communications with the Board

We have implemented a process by which our shareholders may send written communications to the Board’s attention. Any shareholder wishing to communicate with the Board, any of its committees or one or more of its individual directors regarding our Company may do so by sending a letter addressed to the Board, the particular committee or the individual director(s), c/o Patheon Inc., c/o Patheon Pharmaceuticals Services Inc., 4721 Emperor Boulevard, Suite 200, Durham, North Carolina 277030. We have instructed Patheon’s Corporate Secretary to promptly forward all communications so received directly to the full Board, the committee or the individual Board member(s) specifically addressed in the communication.

AVAILABILITY OF DOCUMENTS

Additional information relating to Patheon is available on SEDAR at www.sedar.com and on the SEC’s website at www.sec.gov. Financial information is provided in the comparative financial statements and MD&A, included in the Company’s Annual Report on Form 10-K for Fiscal 2011.

A copy of the Company’s Annual Report on Form 10-K for Fiscal 2011, as filed with the SEC, except for exhibits, including financial statements and MD&A, will be furnished without charge to any shareholder whose proxy is solicited hereby upon written request directed to Patheon Inc., ATTN: Investor Relations and Corporate Communications, 4721 Emperor Boulevard, Durham, North Carolina 27703.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers, directors and 10% beneficial owners to file reports of ownership and changes in ownership with the SEC. Based solely on a review of the report forms that were filed and written representations from our executive officers and directors, we believe that during Fiscal 2011 our officers, directors and 10% beneficial owners complied with all Section 16(a) filing requirements applicable to them.

SHAREHOLDER PROPOSALS

Rule 14a-8 promulgated under the Exchange Act provides that proposals from eligible shareholders intended to be presented at the 2013 annual and special meeting of shareholders (the “2013 Meeting”) must be received by Patheon’s Corporate Secretary at Patheon’s registered office, 2100 Syntex Court, Mississauga, Ontario L5N 7K9, on or before October 30, 2012 for inclusion in the proxy statement and information circular relating to the 2013 Meeting. However, if the date of the 2013 Meeting is changed by more than 30 days from the date of the first anniversary of the Meeting, then the deadline for submission pursuant to Rule 14a-8 is a reasonable time before we begin to print and mail the proxy statement and information circular for the 2013 Meeting.

Notwithstanding such submission deadlines, we are also subject to Section 137 of the Canadian Business Corporations Act, which provides that we must receive such proposals from eligible shareholders at such address on or before November 8, 2012 for inclusion in the proxy statement and information circular relating to the 2013 Meeting.

To be timely under U.S. securities laws, a notice with respect to the 2013 Meeting must be received by Patheon’s Corporate Secretary not less than 45 days prior to the first anniversary of the Meeting (i.e. by February 5, 2013), or, if the 2013 Meeting is not held within 30 days before or after such anniversary date, a reasonable time before we begin to print and mail the proxy statement and information circular for the 2013 Meeting.

CERTIFICATE

The contents and the sending of this Proxy Statement have been approved by Patheon’s Board.

Michael E. Lytton Executive Vice President, Corporate Development and Strategy and General Counsel

February 13, 2012

APPENDIX “A”

CHARTER OF THE BOARD OF DIRECTORS

GENERAL

1.	PURPOSE AND RESPONSIBILITY OF THE BOARD

By approving this Charter, the Board explicitly assumes responsibility for the stewardship of Patheon and its business. This stewardship function includes responsibility for the matters set out in this Charter, which form part of the Board’s statutory responsibility to manage or supervise the management of Patheon’s business and affairs.

2.	REVIEW OF CHARTER

The Board shall review and assess the adequacy of this Charter annually and at such other times as it considers appropriate and shall make such changes as it considers necessary or appropriate.

3.	DEFINITIONS AND INTERPRETATION

3.1.	Definitions

In this Charter:

(a)	“Board” means the board of directors of Patheon;

(b)	“CEO” means Patheon’s chief executive officer;

(c)	“Chair” means the chair of the Board;

(d)	“Charter” means this charter, as amended from time to time;

(e)	“Director” means a member of the Board;

(f)	“Patheon” means Patheon Inc.; and

(g)	“Stock Exchanges” means, at any time, the Toronto Stock Exchange and any other stock exchange on which any securities of Patheon are listed for trading at the applicable time.

3.2.	Interpretation

This Charter is subject to and shall be interpreted in a manner consistent with Patheon’s articles and by-laws, the Canada Business Corporations Act (the “CBCA”), and any other applicable legislation.

CONSTITUTION OF THE BOARD

4.	ELECTION AND REMOVAL OF DIRECTORS

4.1.	Number of Directors

The Board shall consist of such number of Directors as the Board may determine from time to time, within the range set out in Patheon’s articles at such time.

4.2.	Election of Directors

Directors shall be elected by the shareholders annually for a one year term, but if Directors are not elected at a meeting of shareholders, the incumbent Directors shall continue in office until their successors are elected.

4.3.	Vacancies

The Board may appoint an individual to fill a vacancy which occurs in the Board between annual elections of Directors, to the extent permitted by the CBCA.

4.4.	Ceasing to Be a Director

A Director will cease to hold office upon:

(a)	delivering a resignation in writing to Patheon and such resignation, if not effective upon receipt by Patheon, shall be effective in accordance with its terms;

(b)	being removed from office by an ordinary resolution of the shareholders of Patheon;

(c)	his or her death;

(d)	becoming bankrupt; or

(e)	a court in Canada or elsewhere finding him or her to be of unsound mind.

5.	CRITERIA FOR DIRECTORS

5.1.	Qualifications of Directors

Every Director shall be an individual who is at least 18 years of age, has not been determined by a court to be of unsound mind and does not have the status of bankrupt.

5.2.	Residency

At least 25% of the Directors shall be “resident Canadians” as defined in the CBCA.

5.3.	Independence of Directors

(a)	At least two of the Directors shall not be officers or employees of Patheon or any of its affiliates.

(b)	The Board should include a number of “independent” directors (within the meaning of applicable regulatory and Stock Exchange requirements), that is reflective of the share ownership of Patheon and in accordance with Patheon’s contractual and other legal obligations.

5.4.	Other Criteria

The Board may establish by resolution additional criteria for Directors as contemplated in this Charter.

6.	BOARD CHAIR

6.1.	Board to Appoint Chair

The Board shall appoint the Chair annually at the first meeting of the Board after the meeting of the shareholders of Patheon at which Directors are elected. If the Board does not so appoint a Chair, the Director who is then serving as Chair shall continue as Chair until his or her successor is appointed.

7.	REMUNERATION OF DIRECTORS AND RETAINING ADVISORS

7.1.	Remuneration

The remuneration to be paid to the Directors shall be such as the Directors shall from time to time by resolution determine and such remuneration may be in addition to the salary paid to any officer or employee of Patheon who is also a Director. The Directors may also by resolution award special remuneration to any Director to compensate him or her for any special services rendered to Patheon other than the normal work ordinarily required of a director of a corporation. The confirmation of any such resolution or resolutions by the shareholders shall not be required. The Directors shall also be entitled to be paid their travelling and other expenses properly incurred by them in connection with the affairs of Patheon.

7.2.	Retaining and Compensating Advisors

Each Director and non-standing committee of the Board shall have the authority to retain outside counsel and any other external advisors at the expense of the Corporation in appropriate circumstances but only with the approval of the Corporate Governance Committee acting in the best interests of the Corporation, such retainers to be subject to such conditions to be determined and approved by the Corporate Governance Committee.

Each standing committee of the Board shall have, through the terms of its charter, the authority to retain outside counsel and any other external advisors at the expense of the Corporation in appropriate circumstances, such retainers to be subject to such conditions to be determined and approved by the applicable standing committee acting in the best interests of the Corporation.

8.	MEETINGS OF THE BOARD

8.1.	Time and Place of Meetings

Meetings of the Board shall be called and held in the manner and at the location contemplated in Patheon’s by-laws.

8.2.	Frequency of Board Meetings

Subject to Patheon’s by-laws, the Board shall meet at least four times per year on a quarterly basis.

8.3.	Quorum

In order to transact business at a meeting of the Board:

(a)	a majority of the number of Directors shall be present; and

(b)	25% of the Directors present must be resident Canadians (or, if this is not possible, a resident Canadian Director who is unable to be present and whose presence at the meeting would have resulted in the required number of resident Canadian Directors being present, must approve the business transacted at the meeting, whether in writing or by telephonic, electronic or other communication facility).

8.4.	Secretary of the Meeting

The Chair shall designate from time to time a person who may, but need not, be a member of the Board, to be Secretary of any meeting of the Board.

8.5.	Right to Vote

Each member of the Board shall have the right to vote on matters that come before the Board, subject to the restrictions on voting specified in the CBCA where a Director is required to disclose an interest in a material contract or material transaction.

8.6.	Invitees

The Board may invite any of Patheon’s officers, employees, advisors or consultants or any other person to attend meetings of the Board to assist in the discussion and examination of the matters under consideration by the Board.

9.	IN CAMERA SESSIONS

9.1.	In Camera Sessions of Non-Management Directors

At the conclusion of each meeting of the Board, the non-management Directors shall meet without any member of management being present (including any Director who is a member of management).

9.2.	In Camera Sessions of Independent Directors

To the extent that non-management Directors include Directors who are not independent Directors within the meaning of applicable regulatory and Stock Exchange requirements, the independent Directors shall meet at least once per year with only independent Directors present.

DELEGATION OF DUTIES AND RESPONSIBILITIES OF THE BOARD

10.	DELEGATION AND RELIANCE

10.1.	Delegation to Committees

The Board may establish and delegate to committees of the Board any duties and responsibilities of the Board which the Board is not prohibited by law from delegating. However, no committee of the Board shall have the authority to make decisions which bind Patheon, except to the extent that such authority has been specifically delegated to such committee by the Board.

10.2.	Requirement for Certain Committees

The Board shall establish and maintain the following committees of the Board, each having mandates/charters that incorporate all applicable regulatory and Stock Exchange requirements and that follow such guidelines of applicable regulatory authorities and Stock Exchanges as the Board may consider appropriate:

(a)	Audit Committee;

(b)	Corporate Governance Committee (which shall have responsibility for nomination matters); and

(c)	Compensation and Human Resources Committee.

10.3.	Composition of Committees

The Board will appoint and maintain in office members of each of its committees such that the composition of each such committee is in compliance with applicable regulatory and Stock Exchange requirements and with such guidelines of applicable regulatory authorities and Stock Exchanges as the Board may consider appropriate and shall require the Corporate Governance Committee to make recommendations to it with respect to such matters.

10.4.	Review of Mandates/Charters

On an annual basis, the Board will review the recommendations of the Corporate Governance Committee with respect to the mandates/charters of each committee of the Board. The Board will approve those changes to the mandates/charters that it determines are appropriate.

10.5.	Delegation to Management

(a)	Subject to Patheon’s articles and by-laws, the Board may designate the offices of Patheon, appoint officers, specify their duties and delegate to them powers to manage the business and affairs of Patheon, except to the extent that such delegation is prohibited by the CBCA or other applicable law or regulation.

(b)	Notwithstanding any delegation to management to manage the business and affairs of Patheon, management must seek Board approval in respect of all material transactions, including, (i) those transactions that could reasonably be expected to significantly affect the market price or value of Patheon’s securities, (ii) changes in the authorized or issued capital of Patheon, (iii) any action that may lead to or result in a material change in the nature of the business, operations, outstanding debt or capital of Patheon, and (iv) the sale, lease or exchange of all or substantially all of the property of Patheon.

10.6.	Reliance on Management

The Board is entitled to rely in good faith on the information and advice provided to it by Patheon’s management.

10.7.	Reliance on Others

The Board is entitled to rely in good faith on information and advice provided to it by advisors, consultants and such other persons as the Board considers appropriate.

10.8.	Oversight

The Board retains responsibility for oversight of any matters delegated to any committee of the Board or to management.

DUTIES AND RESPONSIBILITIES

11.	RESPONSIBILITY FOR SPECIFIC MATTERS

11.1.	Responsibility for Specific Matters

The Board explicitly assumes responsibility for the matters set out below, recognizing that these matters represent in part responsibilities reflected in requirements and guidelines of applicable regulatory authorities and Stock Exchanges and do not limit the Board’s overall stewardship responsibility or its responsibility to manage or supervise the management of Patheon’s business and affairs.

11.2.	Delegation to Committees

Whether or not specific reference is made to committees of the Board in connection with any of the matters referred to in Sections 12, 13, 14 and 16, the Board may direct any committee of the Board to consider such matters and to report and make recommendations to the Board with respect to these matters and the Board may, where appropriate, specifically delegate authority to a committee of the Board to make decisions which bind Patheon on such matters.

12.	CORPORATE GOVERNANCE GENERALLY

12.1.	Governance Practices and Principles

The Board shall be responsible for developing Patheon’s approach to corporate governance.

12.2.	Governance Disclosure

(a)	The Board shall approve disclosure about Patheon’s governance practices in any document before it is delivered to Patheon’s shareholders or filed with applicable regulatory authorities or with the Stock Exchanges.

(b)	If Patheon’s governance practices differ from the guidelines of applicable regulatory authorities or the Stock Exchanges, the Board shall consider these differences and why the Board considers them to be appropriate.

12.3.	Delegation to Corporate Governance Committee

The Board may direct the Corporate Governance Committee to consider the matters contemplated in this Section 12 and to report and make recommendations to the Board with respect to these matters and the Board may, where appropriate, specifically delegate authority to the Corporate Governance Committee to make decisions which bind Patheon on such matters.

13.	RESPONSIBILITIES RELATING TO MANAGEMENT

13.1.	Integrity of Management

The Board shall, to the extent feasible, satisfy itself:

(a)	as to the integrity of the CEO and other executive officers; and

(b)	that the CEO and other executive officers create a culture of integrity throughout the organization.

13.2.	Succession Planning

The Board shall be responsible for succession planning, including appointing, training and monitoring senior management.

13.3.	Executive Compensation Policy

The Board shall approve the compensation of the CEO but may specifically delegate the authority to approve one or more components of the compensation of the CEO to the Compensation and HR Committee provided that the Board receives a report from the Compensation and HR Committee thereon.

The Board shall receive regular reports from the Compensation and HR Committee on its approval of any recommendations of the CEO with respect to the compensation of other executive officers and senior management of Patheon.

13.4.	Delegation to Compensation and Human Resources Committee

The Board may direct the Compensation and Human Resources Committee to consider the matters contemplated in this Section 13 and to report and make recommendations to the Board with respect to these matters and the Board may, where appropriate, specifically delegate authority to the Compensation and HR Committee to make decisions which bind Patheon on such matters.

14.	OVERSIGHT OF THE OPERATION OF THE BUSINESS

14.1.	Risk Management

Taking into account the reports of management and such other persons as the Board may consider appropriate, the Board shall identify the principal risks of Patheon’s business and satisfy itself as to the implementation of appropriate systems to manage these risks. The Board may specifically delegate authority to the Audit Committee to consider these matters and, if appropriate, to report and make recommendations to the Board with respect to these matters.

14.2.	Strategic Planning Process

The Board shall adopt a strategic planning process and shall review and approve, on at least an annual basis, Patheon’s strategic plan which should take into account, among other things, the opportunities and risks of Patheon’s business.

As part of this process, the Board shall receive reports and recommendations from management, on at least an annual basis, regarding Patheon’s operational and financial plans and budgets and the Board shall adopt the same with such changes as the Board deems appropriate.

In connection with the above, the Board shall seek to provide a balance of long-term versus short-term orientation of Patheon’s strategic, operational and financial plans.

14.3.	Internal Control and Management Information Systems

The Board shall review the reports of management and the Audit Committee concerning the integrity of Patheon’s internal control and management information systems. Where appropriate, the Board shall require management and the Audit Committee to implement changes to such systems to ensure the integrity of such systems.

14.4.	Corporate Disclosure Policy

The Board shall review and, if determined appropriate, approve a corporate disclosure policy for Patheon for communicating with shareholders, the investment community, the media, governments and their agencies, employees and the general public. The Board shall consider, among other things, the recommendations of management and the Audit Committee with respect to this policy.

14.5.	Financial Statements

The Board shall review the recommendations of the Audit Committee with respect to the annual and interim financial statements and MD&A of Patheon to be delivered to shareholders (including the financial statements and MD&A to be included in any annual report on Form 10-K or quarterly report on Form 10-Q). The Board shall approve such financial statements and MD&A.

14.6.	Other Disclosure Documents

The Board shall review the recommendations of management and the applicable committees of the Board with respect to any annual report on Form 10-K, quarterly report on Form 10-Q, annual information form, proxy statement, circular and prospectus of Patheon. The Board shall approve all such disclosure documents.

14.7.	Pension Matters

The Board shall receive and review reports from management covering administration, investment performance, funding, financial impact, actuarial reports and other pension related matters.

14.8.	Code of Business Conduct

The Board will review and approve a Code of Business Conduct for Patheon. In adopting the Code of Business Conduct, the Board will consider the recommendations of the Corporate Governance Committee concerning its compliance with applicable regulatory and Stock Exchange requirements and with the guidelines of applicable regulatory authorities and Stock Exchanges as the Board may consider appropriate.

14.9.	Compliance and Disclosure

The Board will monitor compliance with the Code of Business Conduct and shall review the report of management concerning compliance with the Code of Business Conduct. The Board may specifically delegate authority to the Audit Committee to consider these matters and, if appropriate, to report and make recommendations to the Board with respect to these matters.

The Board is responsible for approving, if determined appropriate, any and all waivers granted to a Director or executive officer of Patheon from complying with the Code of Business Conduct and will determine whether disclosure thereof is required.

15.	NOMINATION OF DIRECTORS

15.1.	Nomination and Appointment of Directors

(a)	The Board shall nominate individuals for election as Directors by the shareholders and shall require the Corporate Governance Committee to make recommendations to it with respect to such nominations.

(b)	In selecting individuals for nomination as Directors, the Board shall:

i.	consider what competencies and skills the Board, as a whole, should possess; and

ii.	assess what competencies and skills each existing Director possesses.

(c)	The Board shall consider recommendations made to it by the Corporate Governance Committee with respect to the size and composition of the Board.

16.	BOARD EFFECTIVENESS

16.1.	Position Descriptions

The Board shall review and, if determined appropriate, approve formal position descriptions for:

(a)	individual Directors and for the Chair of the Board and for the Chair of each committee of the Board; and

(b)	the CEO (which shall include the delineation of management’s responsibilities),

provided that in approving a position description for the CEO, the Board shall consider the input of the CEO and shall develop and approve corporate goals and objectives that the CEO is responsible for meeting (which may include goals and objectives relevant to the CEO’s compensation, as recommended by the Compensation and Human Resources Committee).

The Board may direct the Corporate Governance Committee to consider the matters contemplated in this Section 16.1 and to report and make recommendations to the Board with respect to these matters and the Board may, where appropriate, specifically delegate authority to the Corporate Governance Committee to make decisions which bind Patheon on such matters.

16.2.	Director Orientation and Continuing Education

The Board shall review and, if determined appropriate, approve the recommendations of the Corporate Governance Committee concerning:

(a)	a comprehensive orientation program for new Directors; and

(b)	continuing education opportunities for all Directors.

16.3.	Board, Committee and Director Assessments

The Board shall review and, if determined appropriate, adopt a process recommended by the Corporate Governance Committee for assessing the effectiveness and contribution of the Board as a whole, each of the committees of the Board and each of the individual Directors on an annual basis.

16.4.	Annual Assessment of the Board

Each year, the Board shall assess its effectiveness and contribution and that of each of its committees and each individual Director in accordance with the process recommended by the Corporate Governance Committee and approved by the Board.

Approved by the Board of Directors

Patheon Inc.

December 16, 2010

Reviewed and Reaffirmed by the Board of Directors September 8, 2011

APPENDIX “B”

CHARTER OF THE AUDIT COMMITTEE

This charter governs the operations of the Audit Committee of Patheon Inc. (the “Corporation”).

1.	OBJECTIVES

The Committee has three major objectives:

(a)	to assist the board of directors of the Corporation (the “Board”) in fulfilling its oversight responsibilities relating to the Corporation’s financial statements;

(b)	to assist the Board in fulfilling its oversight responsibilities relating to the integrity of the Corporation’s internal control and management information systems; and

(c)	to fulfill the responsibilities assigned to the Committee by the Board pursuant to this charter.

2.	CONSTITUTION

2.1	Membership

The Committee must be composed of a minimum of three members. Every Committee member must be a director of the Corporation (a “Director”). Every Committee member must be “independent” as such term is defined in National Instrument 52-110 – Audit Committees (“NI 52-110”) or an exemption from the requirement that every Committee member be “independent” must be available for the Corporation to rely upon. Every Committee member must be “financially literate” as such term is defined in NI 52-110. At least one Committee member must satisfy the definition of “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K under U.S. securities laws.

2.2	Chair

The Board shall appoint the Chair of the Committee from the members of the Committee (or if it fails to do so, the members of the Committee shall appoint the Chair of the Committee from among its members).

2.3	Annual Appointment of Members

The appointment of members of the Committee and the designation of its Chair shall take place annually at the first meeting of the Board after a meeting of the shareholders at which Directors are elected. The Board may appoint a member to fill a vacancy which occurs in the Committee between annual elections of Directors.

2.4	Continuance of Existing Mandate

If an appointment of members of the Committee is not made as prescribed, the members shall continue as such until their successors are appointed.

2.5	Quorum

A quorum of the Committee shall be a majority of its members.

2.6	Secretary

The Chair of the Committee may designate from time to time a person to be the Secretary of the Committee. The Secretary may, but need not, be a member of the Committee.

2.7	Committee Procedures

The time and place of the meetings of the Committee and the calling of meetings and the procedure in all things at such meetings shall be determined by the Committee.

2.8	Attendees at Meetings

The Committee may invite Directors, officers and employees of the Corporation or any other person to attend meetings of the Committee to assist in the discussion and examination of the matters under consideration by the Committee.

3.	AUTHORITY

The Committee has the authority:

(a)	to engage independent counsel and other advisors as it determines necessary or advisable to carry out its duties;

(b)	to set and pay the compensation for any advisors employed by the Committee; and

(c)	to communicate directly with the internal and external auditors.

The Committee also has the authority to delegate to individual members or subcommittees of the Committee.

4.	RESPONSIBILITIES

4.1	External Auditor

(a)	The Corporation’s external auditor is required to report directly to the Committee.

(b)	The Committee is responsible for recommending to the Board:

(i)	the external auditor to be nominated for the purpose of preparing or issuing an auditor’s report or performing other audit, review or attest services for the Corporation; and

(ii)	the compensation of the external auditor.

(c)	The Committee is directly responsible for overseeing the work of the external auditor engaged for the purpose of preparing or issuing an auditor’s report or performing other audit, review or attest services for the Corporation, including the resolution of disagreements between management and the external auditor regarding financial reporting.

(d)	The Committee is responsible for reviewing and approving the proposed audit scope, focus areas, timing and key decisions underlying the audit plan.

(e)	The Committee is also responsible for:

(i)	monitoring and reporting to the Board with regards to the qualifications, independence and performance of the external auditor;

(ii)	receiving and reviewing reports from the external auditor on the progress against the approved audit plan, important findings, recommendations for improvements and the auditors’ final report;

(iii)	reviewing and discussing with the external auditor, at least annually, a report from the external auditor that includes all relationships and engagements that may reasonably be thought to bear on the independence of the auditor and any written disclosures required by applicable requirements of the Public Company Accounting Oversight Board; and

(iv)	meeting in private with the external auditor.

4.2	Pre-Approval of Auditing and Non-Audit Services

The Committee is responsible for pre-approving all auditing services and all permitted non-audit services to be provided to the Corporation or its subsidiary entities by the Corporation’s external auditor.

4.3	Review of Financial Statements, MD&A and Earnings Information

The Committee is responsible for reviewing the Corporation’s financial statements and MD&A (including the financial statements and MD&A to be included in any annual report on Form 10-K or quarterly report on Form 10-Q), annual and interim earnings press releases and earnings conference call scripts before the Corporation publicly discloses this information.

The Committee is also responsible for discussing with management and the external auditor the Corporation’s audited financial statements, and for discussing with the external auditors matters required to be communicated to audit committees in accordance with Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90. Based on its review and discussion of the audited financial statements, the Committee shall make a determination whether to recommend to the Board that the audited financial statements be included in the Corporation’s annual report on Form 10-K.

4.4	Review of Public Disclosure of Financial Information

The Committee is responsible for being satisfied that adequate procedures are in place for the review of the Corporation’s public disclosure of financial information extracted or derived from the Corporation’s financial statements, other than the public disclosure referred to in section 4.3 above, and periodically assessing the adequacy of those procedures.

4.5	Submission Systems and Treatment of Complaints

The Committee is responsible for establishing procedures for:

(a)	the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters; and

(b)	the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

4.6	Hiring Policies

The Committee is responsible for reviewing and approving the Corporation’s hiring policies regarding partners, employees and former partners and employees of the present and former external auditor of the Corporation.

4.7	Internal Controls and Management Information Systems

The Committee is responsible for reviewing and monitoring the integrity and adequacy of the Corporation’s internal control and management information systems, reporting to the Board thereon and overseeing the implementation by management of any changes to such systems to ensure the integrity of such systems as required by the Board.

4.8	Related Person Transactions

The Committee is responsible for periodically reviewing the Corporation’s policies and procedures for the review, approval or ratification of related person transactions (defined as any transaction required to be disclosed in the Corporation’s filings with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to Item 404 of Regulation S-K under U.S. securities laws), and reporting to the Board thereon. Pursuant to such policies and procedures, the Committee is responsible for reviewing all related person transactions and approving, ratifying, revising or rejecting such transactions as appropriate.

4.9	Other Responsibilities

The Committee is also responsible for:

(a)	taking into account the reports of management and such other persons as the Committee may consider appropriate, identifying the principal risks of the Corporation’s business, satisfying itself as to the implementation of appropriate systems to manage these risks and reporting and making recommendations to the Board with respect to these matters;

(b)	reviewing and making recommendations to the Board on the Corporation’s Corporate Disclosure Policy;

(c)	monitoring compliance with the Code of Business Conduct, reviewing the report of management concerning compliance with the Code of Business Conduct and, if appropriate, reporting and making recommendations to the Board with respect to these matters; and

(d)	preparing the report of the Committee required by the rules of the SEC to be included in the Corporation’s annual proxy statement.

4.10	Consultation with the Board

The Committee shall report to the Board at the Board’s next meeting on the proceedings of any meeting of the Committee, all recommendations to the Board made by the Committee at such meeting and any approvals given by the Committee at such meeting.

5.	GENERAL

5.1	Subject to by-laws, etc.

The provisions of this charter are subject to the provisions of the by-laws of the Corporation and to the applicable provisions of the Canada Business Corporations Act and any other applicable legislation.

5.2	Annual Review of Charter

On an annual basis, the Board will review the recommendations of the Corporate Governance Committee with respect to this charter. The Board will approve those changes to this charter that it determines are appropriate.

Approved by the Board of Directors

Patheon Inc.

December 16, 2010

Reviewed and Reaffirmed by the Board of Directors September 8, 2011

PATHEON INC.
9th Floor, 100 University Avenue
Toronto, Ontario M5J 2Y1
www.computershare.com

SAM SAMPLE	Security Class
123 SAMPLES STREET	RESTRICTED VOTING SHARES
SAMPLETOWN, SS X9X 9X9
CANADA	Holder Account Number
	C9999999999	I N D

Form of Proxy - Annual and Special Meeting to be held on March 22, 2012 at 10:30 am EDT

This Proxy is solicited by and on behalf of the Management and Board of Directors of Patheon Inc. (“Patheon”).

Notes to proxy

1.	Every holder has the right to appoint a proxyholder, being some other individual or company, who need not be a holder, to attend and act on behalf of the holder at the meeting. If you will not attend the meeting to vote in person, and you wish to appoint as your proxyholder an individual or company other than the Management Proxyholders (as herein defined), please insert the name of your chosen proxyholder in the space provided (see reverse).

2.	If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you must sign this proxy with signing capacity stated, and you may be required to provide documentation evidencing your power to sign this proxy.

3.	This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy.

4.	If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder.

5.	The securities represented by this proxy will be voted as directed by the holder; however, if such a direction is not made in respect of the matter herein identified, then (a) where the Management Proxyholders (as herein defined) are appointed, this proxy will be voted as recommended by Management, or (b) where any other person is appointed as proxyholder, this proxy will be voted as the proxyholder sees fit.

6.	This proxy confers discretionary authority in respect of amendments to the matters identified in the Notice of Meeting or other matters that may properly come before the meeting or any adjournment or postponement thereof.

7.	This proxy should be read in conjunction with the accompanying Proxy Statement and Information Circular provided by management.

Proxies submitted must be received by 10:30 am, EDT, on March 20, 2012.

If you vote by telephone or the Internet, DO NOT mail back this proxy.

Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual. To vote by mail, return completed proxy to 9th Floor, 100 University Avenue, Toronto, Ontario M5J 2Y1.

Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy.

To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below.

CONTROL NUMBER  23456 78901 23456

Appointment of Proxyholder

The undersigned holder(s) of restricted voting shares of Patheon appoints Paul S. Levy, or failing him, James C. Mullen (the “Management Proxyholders”)		[Print the name of the person you are appointing if this person is someone other than the Management Proxyholders named herein.]
OR

as my/our proxyholder with full power of substitution and to vote in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) at the annual and special meeting of shareholders to be held at 10:30 a.m. on March 22, 2012 and at any adjournment thereof.

VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES.

1.	Election of Directors
	The directors and management recommend a vote FOR the election as directors of the nominees listed below.			For	Withhold

	01. Daniel Agroskin			☐	☐

	02. James C. Mullen			☐	☐

	03. Brian G. Shaw			☐	☐

	04. David E. Sutin			☐	☐

	05. Joaquin B. Viso			☐	☐

	06. Derek J. Watchorn			☐	☐
2.	Appointment of Auditors		For	Against	Abstain
	The directors and management recommend a vote FOR the appointment of Ernst & Young LLP as auditors and to authorize the directors to fix their remuneration.		☐	☐	☐
3.	Advisory Vote on Executive Compensation		For	Against	Abstain
	The directors and management recommend a vote FOR the approval, on a non-binding advisory basis, of the resolution regarding executive compensation.		☐	☐	☐
4.	Frequency of Advisory Vote on Executive Compensation	1 Year	2 Years	3 Years	Abstain
	The directors and management recommend a vote FOR a frequency of every 3 YEARS with respect to the frequency of future non-binding advisory votes on executive compensation.	☐	☐	☐	☐

Authorized Signature(s) – This section must be completed	Signature(s):	Date
for your instructions to be executed.
/ /

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the meeting. If no voting instructions are indicated above, and if the Management Proxyholders are appointed, this Proxy will be voted as recommended by Management.

Interim Financial Statements		Annual Financial Statements
Mark this box if you would like to receive interim financial statements and accompanying Management’s Discussion and Analysis by mail.	☐	Mark this box if you would NOT like to receive the annual financial statements and accompanying Management’s Discussion and Analysis by mail.	☐

If you are not mailing back your proxy, you may register online to receive the above financial report(s) by mail at www.computershare.com/mailinglist.

PATHEON INC.

2100 Syntex Court

Mississauga, Ontario L5N 7K9

www.patheon.com

JLL PATHEON HOLDINGS, LLC	Security Class:
c/o 450 LEXINGTON AVENUE, 31ST Floor	CLASS I PREFERRED SHARES, SERIES D
NEW YORK, NY 10017

Number of Securities:
150,000

Form of Proxy - Annual and Special Meeting to be held on March 22, 2012 at 10:30 am EDT

This Proxy is solicited by and on behalf of the Management and Board of Directors of Patheon Inc. (“Patheon”)

Notes to proxy

1.	Every holder has the right to appoint a proxyholder, being some other individual or company, who need not be a holder, to attend and act on behalf of the holder at the meeting. If you will not attend the meeting to vote in person, and you wish to appoint as your proxyholder an individual or company other than the Management Proxyholders (as herein defined), please insert the name of your chosen proxyholder in the space provided (see second page).

2.	If you are voting on behalf of a corporation or another individual you must sign this proxy with signing capacity stated, and you may be required to provide documentation evidencing your power to sign this proxy.

3.	If this proxy is not dated in the space provided below, it will be deemed to bear the date on which it is mailed by management to the holder.

4.	The securities represented by this proxy will be voted as directed by the holder; however, if such a direction is not made in respect of the matter herein identified, then (a) where the Management Proxyholders (as herein defined) are appointed, this proxy will be voted as recommended by management, or (b) where any other person is appointed as proxyholder, this proxy will be voted as the proxyholder sees fit.

5.	This proxy confers discretionary authority in respect of amendments to the matter herein identified.

6.	This proxy should be read in conjunction with the accompanying Proxy Statement and Information Circular provided by management.

7.	Complete this form of proxy in accordance with the above instructions and return it to Patheon Inc., Attention: Corporate Secretary, 2100 Syntex Court, Mississauga, Ontario L5N 7K9 so that it arrives no later than Tuesday, March 20, 2012 at 10:30 a.m. (EDT) (or, if the meeting is adjourned, at least 48 hours (excluding Saturdays, Sundays and holidays) before any adjourned meeting is reconvened).

Appointment of Proxyholder

The undersigned holder of Class I Preferred Shares,		[Print the name of the person you are appointing if this person is someone other than the Management Proxyholders named herein.]
Series D of Patheon appoints Paul S. Levy, or failing him, James C. Mullen (the “Management Proxyholders”)	OR

as my/our proxyholder with full power of substitution and to vote in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) at the annual and special meeting of shareholders to be held at 10:30 a.m. on March 22, 2012 and at any adjournment thereof.

VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES.

		For	Withhold

1.	Election of Directors
The directors and management recommend a vote FOR the election as directors of the nominees listed below.

	Paul S. Levy	☐	☐

	Michel Lagarde	☐	☐

	Nicholas O’Leary	☐	☐

Authorized Signature(s) – This section must be completed for your instructions to be executed.	Signature(s):

JLL Patheon Holdings, LLC
By:

I/We authorize you to act in accordance with my/our instructions set out above.

I/We hereby revoke any proxy previously given with respect to the meeting. If no voting instructions are indicated above, and if the Management Proxyholders are appointed, this Proxy will be voted as recommended by Management.

Name(s):

Title(s):

Date:

Interim Financial Statements		Annual Financial Statements
Mark this box if you would like to receive interim financial statements and accompanying Management’s Discussion and Analysis by mail.	☐	Mark this box if you would NOT like to receive the annual financial statements and accompanying Management’s Discussion and Analysis by mail.	☐